Filed Pursuant to Rule 424(b)(3)

Registration No. 333-225049

Prospectus Supplement

(to Prospectus dated July 23, 2018)

Jones Soda Co.

Up to 11,315,000 Shares of Common Stock

This prospectus supplement supplements the prospectus, dated July 23, 2018 (the “Prospectus”), which forms a part of our Amendment No. 1 to our Registration Statement on Form S-3 on Form S-1 (Registration No. 333-225049). This prospectus supplement is being filed to update, amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2019 (the “Current Report”). Accordingly, we have attached the Current Report (including exhibits) to this prospectus supplement.

The Prospectus and this prospectus supplement relates to the sale of up to 11,315,000 shares of our common stock which may be resold from time to time by the selling shareholders identified in the Prospectus. The shares of common stock covered by the Prospectus and this prospectus supplement are issuable upon the conversion of a portion or all of the convertible subordinated promissory notes (the “Convertible Notes”) issued pursuant to that certain Note Purchase Agreement dated as of March 23, 2018 among the Company and the purchasers of the Convertible Notes. We are not selling any common stock under the Prospectus and this prospectus supplement and will not receive any of the proceeds from the sale or other disposition of shares by the selling shareholders.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is listed for quotation on the OTCQB quotation system under the symbol “JSDA.” The last bid price of our common stock on July 10, 2019 was $0.52 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” of the Prospectus, and under similar headings in any amendment or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 11, 2019.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 11, 2019

Jones Soda Co.
(Exact Name of Registrant as Specified in Charter)

Washington	0-28820	52-2336602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

66 South Hanford Street, Suite 150, Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 624-3357
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2019, Jones Soda Co., a Washington corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Heavenly Rx Ltd. (the “Investor”) pursuant to which the Company sold to the Investor in a private placement (the “Financing”): (a) 15,000,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and (b) a warrant to purchase up to an additional 15,000,000 shares of Common Stock (the “Warrant”).  The aggregate purchase price for the Shares and the Warrant was $9,000,000 in cash, which was paid to the Company at the closing of the purchase and sale on July 11, 2019 (the “Closing”).  The Company intends to use the proceeds for general working capital and other purposes, including sales and marketing, product development and capital expenditures for its legacy business and new business initiatives.

The following summaries of the Purchase Agreement and the other agreements entered into by the parties are qualified in their entirety by reference to the text of the Purchase Agreement and agreements entered into in connection therewith, copies of which are attached as exhibits hereto and incorporated herein by reference.

The Purchase Agreement includes standard representations and warranties by the Company regarding the transaction and the Company’s business and operations.  In addition, pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investor and its affiliates from any losses that may arise out of any inaccuracy of such representations or warranties or any breach of any covenant, agreement or obligation of the Company.  These indemnification obligations survive for a period of 12 months following the Closing, are subject to standard limitations, and are capped at an amount equal to the aggregate purchase price, other than with respect to certain “company fundamental representations” (as defined in the Purchase Agreement) which survive for a period of 24 months following the Closing, are exempt from standard limitations and are uncapped.

The Warrant is immediately exercisable, has a term of one-year following the Closing, and provides the Investor with the right to purchase up to 15,000,000 shares of Common Stock (“Warrant Shares”) at an exercise price of $0.78 per share, subject to adjustment in the event of certain stock splits, stock dividends or distributions, reorganizations, reclassifications or other similar events.  The Warrant shall be automatically exercised as follows:

(i) If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $1.78 for at least five (5) consecutive trading days, the Warrant shall be automatically exercised with respect to 25% of the total number of the Warrant Shares;

(ii) If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $2.12 for at least five (5) consecutive trading days, the Warrant shall be automatically exercised with respect to an additional 25% of the total number of the Warrant Shares;

(iii) If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $2.36 for at least five (5) consecutive trading days, the Warrant shall be automatically exercised with respect to an additional 25% of the total number of the Warrant Shares; and

(iv) If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $2.60 for at least five (5) consecutive trading days, the Warrant shall be automatically exercised with respect to the remaining 25% of the total number of the Warrant Shares.

If the Investor fails to pay the exercise price upon the automatic exercise of the Warrant, then the Warrant shall thereafter terminate in its entirety.

After giving effect to the Investor’s purchase of the Shares in the Financing, the Investor will own approximately 25% of the Company’s outstanding Common Stock as of the Closing, and if the Investor exercises the Warrant in full, the Investor will own approximately 40% of the Company’s outstanding Common Stock, assuming no further issuance by the Company of its Common Stock upon exercise of outstanding stock options, settlement of outstanding restricted stock awards or conversion of outstanding convertible notes or otherwise.

In connection with the Purchase Agreement, the Company, the Investor, Jennifer Cue, Eric Chastain and Michael Fleming (the “Shareholders”) entered into an Investor Rights Agreement on July 11, 2019 (the “IRA”).  Pursuant to the IRA, the Company and the Shareholders agreed to cause the Company’s Board of Directors (the “Board”) to be set at seven (7) directors, and the Investor has the right to designate two members of the Board (the “Investor Designees”), and the Shareholders have agreed to vote their shares of Common Stock in favor of the election of the Investor Designees.  For so long as any Investor Designees serve on the Board, the Company must obtain the approval of the Board, including all of the Investor Designees, before taking certain actions, such as amending the Company’s charter documents, offering to sell any new securities, creating any debt security, approving a change of control, changing the strategy or principal lines of business of the Company, liquidating or dissolving the Company or agreeing to make expenditures in excess of $1,000,000.  The Investor also has the right to appoint a nonvoting observer to attend all meetings of the Board. In addition, in the event that the Company proposes to offer any new securities (subject to certain standard exceptions), the Investor has a right of first offer to purchase such securities. Under the IRA, the Investor and the Shareholders have agreed for a period of one year following the closing of the transaction that they will not sell or otherwise transfer any shares of Common Stock or other securities of the Company, subject to certain standard exceptions.  In addition, pursuant to the IRA, the Company has granted to the Investor certain demand registration rights (after the expiration of the lock-up described in the preceding sentence) and piggyback registration rights with respect to the Shares and the Warrant Shares.  The Company has also agreed to maintain director and officer insurance so long as any Investor Designee serves on the Board, and the Investor has agreed to introduce the Company to the Investor’s network of quick service (“QSR”) locations, and to encourage such QSR locations to stock and sell the Company’s products.

In addition, in connection with the transactions contemplated by the Purchase Agreement, the Company and each of SOL Global Investments Corp., an Ontario corporation, of which the Investor is a portfolio company (“SOL”), and the Investor entered into Standstill Agreements pursuant to which SOL and the Investor, on behalf of themselves and each of their respective affiliates, agreed to not acquire, on the open market or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, except for the purchase of the Shares and the Warrant pursuant to the Purchase Agreement, the purchase of the Warrant Shares pursuant to the exercise of the Warrant, or as provided below.  SOL and the Investor also agreed, on behalf of themselves and each of their respective affiliates, to not make any proposal or offer to acquire the Company through any business combination, merger, tender offer, exchange offer, or similar transaction, acquire any of the Company’s securities or seek representation on the Board (other than the Investor Designees). Notwithstanding the foregoing, the Investor shall be permitted (as an exception to the restrictions described above) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of Common Stock equal to 50% of the Warrant Shares that have been purchased upon exercise of the Warrant as of such time; SOL shall be permitted (as an exception to the restrictions described above) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of Common Stock such that SOL’s aggregate ownership of Common Stock equals (but does not exceed) 9.99% of the Company’s outstanding Common Stock as of such time (on an outstanding basis and not on a fully diluted basis); and the Investor shall be permitted (as an exception to the restrictions described above) to exercise all of its rights, including its right of first offer, pursuant to the IRA, in full and without restriction.  The restrictions set forth in the Standstill Agreements shall terminate and be of no further force or effect on the earlier to occur of (i) July 11, 2021 and (ii) the date on which the Warrant is exercised in full.

The sale of the Shares and the Warrant was made in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D.

In connection with the Financing, the Board received a fairness opinion from the Company’s financial advisor, ROTH Capital Partners, to the effect that, subject to the assumptions, qualifications and limitations relating to such opinion, as of July 10, 2019, the purchase price paid for the Shares and the Warrant is fair, from a financial point of view, to the Company.  In addition, in connection with the Financing, effective as of July 11, 2019, the Board approved, solely for purposes of RCW 23B.19.040(1)(a)(ii), any future purchase of shares of the Company’s Common Stock by the Investor (including the purchase of the Shares, the Warrant and the Warrant Shares) which results in the Investor becoming an “acquiring person” as defined in RCW 23B.19.020(1) (defined as beneficially owning in the aggregate total outstanding shares of Common Stock comprising 10% or more of the voting power of the Company).

The Company also approved a form of Indemnification Agreement for its directors and officers and intends to enter into such Indemnification Agreement with all of its directors and officers, including the Investor Designees.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On July 11, 2019, the Company issued a press release announcing the closing of the Financing and the other transactions described herein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Securities Purchase Agreement dated as of July 11, 2019, by and between the Company and Heavenly RX Ltd.
10.2	Warrant dated July 11, 2019 to purchase up to 15,000,000 shares of Common Stock
10.3	Investor Rights Agreement dated as of July 11, 2019 by and among the Company, Heavenly RX Ltd. and the shareholders named therein
10.4	Standstill Agreement dated as of July 11, 2019 by and between the Company and Heavenly RX Ltd.
10.5	Standstill Agreement dated as of July 11, 2019 by and between the Company and SOL Global Investments Corp.
10.6	Form of Indemnification Agreement
99.1	Press Release dated July 11, 2019

* The schedules and exhibits to the Securities Purchase Agreement have been omitted from this filing pursuant to 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

Date: July 11, 2019	By:	/s/ Jennifer L. Cue
Jennifer L. Cue
President and Chief Executive Officer

Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

between

JONES SODA CO.

and

HEAVENLY RX LTD.

dated as of

July 11, 2019

Section 6.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.	27
Section 6.12 Specific Performance.	27
Section 6.13 Counterparts.	28

EXHIBITS

Exhibit A	Form of Investor Rights Agreement

Exhibit B	Form of Warrant

Exhibit C-1	Form of Heavenly Standstill Agreement

Exhibit C-2	Form of SOL Standstill Agreement

Exhibit D	Form of D&O Indemnification Agreement

Exhibit E	Budget

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of July 11, 2019, is entered into by and between Jones Soda Co., a Washington corporation (the “Company”), and Heavenly RX Ltd., a British Columbia corporation (“Investor”).

Recitals

WHEREAS, the Company wishes to sell to Investor, and Investor wishes to purchase from the Company, 15,000,000 shares of common stock of the Company, and simultaneously therewith, the Company shall issue to Investor a warrant to purchase up to 15,000,000 shares of common stock of the Company, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” means, with respect to any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, where “control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Audited Balance Sheet” has the meaning set forth in Section 3.06.

“Audited Balance Sheet Date” has the meaning set forth in Section 3.06.

“Basket” has the meaning set forth in Section 5.03(a).

“Benefit Plan” has the meaning set forth in Section 3.15(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in either Toronto, Canada or Seattle, Washington are authorized or required by Law to be closed for business.

“Cap” has the meaning set forth in Section 5.03(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 2.01(a).

“Company” has the meaning set forth in the preamble.

“Company Board Approval” has the meaning set forth in Section 3.04(b).

“Company Fundamental Representations” has the meaning set forth in Section 5.01.

“Company Insurance Policies” has the meaning set forth in Section 3.11.

“Company Intellectual Property” has the meaning set forth in Section 3.10(a).

“Company SEC Documents” has the meaning set forth in Section 3.05(a).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“D&O Indemnification Agreement” has the meaning set forth in Section 2.03(b).

“Derivative Securities” has the meaning set forth in Section 3.02(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Investor concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“EDGAR” has the meaning set forth in Section 3.05(a).

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“FDA” has the meaning set forth in Section 3.20(b).

“Financial Statements” has the meaning set forth in Section 3.05(b).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Intellectual Property” has the meaning set forth in Section 3.10(a).

“Intellectual Property Registrations” has the meaning set forth in Section 3.10(b).

“Investor” has the meaning set forth in the preamble.

“Investor Indemnitees” has the meaning set forth in Section 5.02.

“Investor Org. Chart” has the meaning set forth in Section 4.01.

“Investor Rights Agreement” means the Investor Rights Agreement, in the form attached to this Agreement as Exhibit A, dated as of the Closing Date, by and among the Company, Investor and certain other existing shareholders of the Company signatories thereto, as such agreement may be amended, restated or modified from time to time.

“Knowledge of the Company” or “the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of Jennifer Cue, Eric Chastain, Joe Culp, Steve Gress, and Michael Fleming, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 3.09(a).

“Liabilities” has the meaning set forth in Section 3.06.

“Licensed Intellectual Property” has the meaning set forth in Section 3.10(a).

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers; provided, that “Losses” shall not include speculative or punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, prospects, financial condition or assets of the Company and the Subsidiaries, taken as a whole, provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general, including, without limitation, changes to the credit or equity markets in general, such as changes in interest rates or the availability of financing; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) acts of god, such as fires, hurricanes, tornadoes, floods, earthquakes, or other natural disasters; or (ix) changes requested or consented to by the Investor or its Representatives, regardless of whether required under this Agreement, except, however, in the case of the foregoing clauses (i) through (ix), if any such event, occurrence, fact, condition or change has had a disproportionate effect on the Company and the Subsidiaries as compared to other participants in the industries in which the Company and the Subsidiaries participate.

“Material Contracts” has the meaning set forth in Section 3.08.

“NDA” has the meaning set forth in Section 6.01(a).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.09(b).

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

“Purchase Price” has the meaning set forth in Section 2.01(b).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, as to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, managing members, general partners, agents and consultants (including attorneys, financial advisors and accountants).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

“Shares” has the meaning set forth in Section 2.01(a).

“Standstill Agreement” has the meaning set forth in Section 2.03(a).

“Subsidiaries” has the meaning set forth in Section 3.03(a).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Warrant, the Investor Rights Agreement, the Standstill Agreement and the D&O Indemnification Agreements.

“Union” has the meaning set forth in Section 3.16.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“Warrant” has the meaning set forth in Section 2.01(a).

ARTICLE II
Purchase and Sale

Section 2.01       Purchase and Sale.

(a)               Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall sell to Investor, and Investor shall purchase from the Company, (i) 15,000,000 shares (the “Shares”) of common stock of the Company, no par value (“Common Stock”), and (ii) a warrant in the form attached to this Agreement as Exhibit B (the “Warrant”) representing the right to acquire up to 15,000,000 shares of Common Stock, subject to adjustment as set forth in the Warrant.

(b)               The aggregate purchase price for the Shares and the Warrant is an aggregate amount of $9,000,000 (the “Purchase Price”) in cash, which shall be paid by wire transfer of immediately available funds.

Section 2.02       Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares and the Warrant shall take place at a closing (the “Closing”) to be held on the date of this Agreement (the “Closing Date”), remotely by electronic exchange and overnight delivery of signatures and documents, or by such other method as the Company and Investor may mutually agree upon in writing.

Section 2.03       Transactions Effected at the Closing.

(a)               At the Closing, Investor shall deliver to the Company:

(i)                 the Purchase Price by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor prior to the Closing;

(ii)              the Warrant, duly executed by an authorized officer of Investor;

(iii)            the Investor Rights Agreement, duly executed by an authorized officer of Investor; and

(iv)             the Standstill Agreement, in the form attached to this Agreement as Exhibit C-1 (the “Heavenly Standstill Agreement”), duly executed by an authorized officer of Investor, and the Standstill Agreement, in the form attached to this Agreement as Exhibit C-2 (the “SOL Standstill Agreement”), duly executed by an authorized officer of SOL Global Investments Corp., an Ontario corporation (“SOL”).

(b)               At the Closing, the Company shall deliver to Investor:

(i)                 the Shares via book entry with the Company’s transfer agent;

(ii)              the Warrant, duly executed by an authorized officer of the Company;

(iii)            the Investor Rights Agreement, duly executed by an authorized officer of the Company and the shareholders of the Company signatories thereto;

(iv)             an Indemnification Agreement, in the form attached to this Agreement as Exhibit D (the “D&O Indemnification Agreements”), for each of Investor’s representatives designated to the board of directors of the Company pursuant to the terms of the Investor Rights Agreement, duly executed by an authorized officer of the Company;

(v)               a good standing certificate (or its equivalent) for the Company and each Subsidiary from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company or such Subsidiary is organized; and

(vi)             a certificate of the Secretary (or equivalent officer) of the Company certifying:

(A)             that attached thereto is a true and complete copy of the resolutions or consent(s) containing the Company Board Approval, and that such resolutions or consent(s) are in full force and effect as of the Closing and are all the resolutions or consent(s) adopted in connection with the transactions contemplated by this Agreement or the other Transaction Documents;

(B)              that the articles of incorporation and by-laws of the Company, as filed with the SEC Documents, are true and correct and in full force and effect as of the Closing; and

(C)              the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

Section 2.04       Use of Proceeds. The proceeds from the issuance of the Shares and the Warrant (including any proceeds from any exercise of the Warrant) shall be used by the Company for the purposes set forth in the budget attached to this Agreement as Exhibit E.

Section 2.05       Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement.

ARTICLE III
Representations and Warranties of the Company

The Company represents and warrants to Investor that the statements contained in this ARTICLE III are true and correct as of the Closing.

Section 3.01       Organization, Qualification and Authority of the Company. The Company is a corporation duly organized and validly existing under the Laws of the state of Washington and has full corporate power and authority (a) to enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, and (b) to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Investor) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except for laws affecting creditors’ rights generally and general principles of equity. When each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms, except for laws affecting creditors’ rights generally and general principles of equity.

Section 3.02       Capitalization.

(a)               The authorized and outstanding capital stock of the Company, as of the Closing after giving effect to the transactions contemplated by this Agreement, is as set forth on Section 3.02(a) of the Disclosure Schedules.

(b)               All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities Laws. None of the issued and outstanding shares of capital stock of the Company were issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates (including any Subsidiary) is a party or is subject to or in violation of any preemptive or similar rights of any Person. At the Closing, the Shares will be duly authorized, validly issued, fully paid and non-assessable, and Investor will own all of such Shares, free and clear of all Encumbrances. The shares of Common Stock issuable upon exercise of the Warrant have been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully paid and non-assessable, and Investor will own all of such shares, free and clear of all Encumbrances. None of the Shares, the Warrant or the shares of Common Stock issuable upon exercise of the Warrant shares will be issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates (including any Subsidiary) is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c)               Section 3.02(c) of the Disclosure Schedules sets forth, as of the Closing after giving effect to the transactions contemplated by this Agreement, all outstanding (i) stock options and restricted stock awards under the Jones Soda Co. 2011 Incentive Plan and (ii) warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company ((i) and (ii), collectively, “Derivative Securities”), in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights. The Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, shareholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

Section 3.03       Subsidiaries.

(a)               The Company owns 100% of the outstanding capital stock of each of Jones Soda Co. (USA) Inc., a Washington corporation, and Jones Soda (Canada) Inc., a British Columbia corporation (each, a “Subsidiary,” and collectively, the “Subsidiaries”). Section 3.03(a) of the Disclosure Schedules sets forth the authorized capital stock of each Subsidiary and the issued and outstanding shares of each Subsidiary. Other than the Company’s ownership of the Subsidiaries, neither the Company nor any Subsidiary, directly or indirectly, owns, controls or has any capital stock or other ownership interest in any other Person.

(b)               Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the state or province of its formation and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

(c)               There are no Derivative Securities relating to the capital stock of either Subsidiary or obligating either Subsidiary to issue or sell any shares of capital stock of, or any other interest in, such Subsidiary. Neither Subsidiary has outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, shareholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of either Subsidiary.

Section 3.04       No Conflicts; Consents.

(a)               The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation, by-laws or other organizational documents of the Company or any Subsidiary; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company or any Subsidiary; (c) (i) require the consent or waiver of, notice to or other action by any Person under, (ii) conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or (iii) result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel (including the creation or acceleration of any payment obligation) (A) any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of its properties and assets are subject (including any Material Contract) or (B) any Permit affecting the properties, assets or business of the Company or any Subsidiary; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company or any Subsidiary. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(b)               The board of directors of the Company, by unanimous written consent or by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held, in each case which approval has not been rescinded or modified in any way, has: (i) determined that this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein and therein, are fair to, and in the best interests of, the Company and its shareholders; (ii) approved and declared advisable this Agreement and the other Transaction Documents, including the execution, delivery, and performance hereof and thereof, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, upon the terms and subject to the conditions set forth herein and therein; and (iii) approved Investor becoming an “acquiring person” in compliance with Revised Code of Washington 23B.19.040(1)(a)(ii) (collectively, the “Company Board Approval”). No vote of the Company’s shareholders is required in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

Section 3.05       SEC Filings; Financial Statements.

(a)               The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports (including any Current Report on Form 8-K), schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(b)               Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents (the “Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

Section 3.06       Undisclosed Liabilities. The audited consolidated balance sheet of the Company dated as of December 31, 2018 (the “Audited Balance Sheet Date”) contained in the Company SEC Documents is hereinafter referred to as the “Audited Balance Sheet.” Neither the Company nor any Subsidiary has any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Audited Balance Sheet as of the Audited Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Audited Balance Sheet Date and which are not, individually or in the aggregate, material in amount, (c) those which are reflected on the consolidated balance sheet of the Company dated as of March 31, 2019, as filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, and (d) that which are set forth on Section 3.06 of the Disclosure Schedules.

Section 3.07       Absence of Certain Changes, Events and Conditions. Except as set forth on Section 3.07(a) of the Disclosure Schedules, since the Audited Balance Sheet Date, (a) the Company and each Subsidiary has conducted its business only in the ordinary course, and (b) there has not occurred any Material Adverse Effect or any event, occurrence or development that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect in the foreseeable future.

Section 3.08       Material Contracts. The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”), and subsequent reports filed by the Company with the SEC under the Exchange Act, collectively include every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) of the Company and the Subsidiaries required to be filed as an exhibit to such reports (the “Material Contracts”). Each Material Contract is valid and binding on the Company or the respective Subsidiary, as applicable, in accordance with its terms and is in full force and effect. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

Section 3.09       Title to Assets; Real Property.

(a)               Neither the Company nor any Subsidiary owns any real property. With respect to each parcel of real property leased or subleased by the Company or any Subsidiary (including any buildings, structures and facilities located thereon, the “Leased Real Property”), the disclosure under Item 2 of the 2018 Form 10-K is true and correct as of the Closing.

(b)               The Company or a Subsidiary has good and valid title to, or a valid leasehold interest in, all Leased Real Property and all personal property and other assets reflected in the Audited Balance Sheet or acquired after the Audited Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Audited Balance Sheet Date. All such Leased Real Property, properties and assets are free and clear of Encumbrances, except for the following (collectively referred to as “Permitted Encumbrances”):

(i)                 liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Audited Balance Sheet;

(ii)              mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company and the Subsidiaries, as a whole;

(iii)            easements, rights of way, zoning ordinances and other similar encumbrances affecting the Leased Real Property which are not, individually or in the aggregate, material to the business of the Company and the Subsidiaries, as a whole; or

(iv)             liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company and the Subsidiaries, as a whole; and

(v)               those Encumbrances set forth in Section 3.09(b) of the Disclosure Schedules.

(c)               The use and operation of the Leased Real Property in the conduct of the business of the Company and the Subsidiaries do not violate in any material respect any Law, covenant, condition, restriction, license, permit or agreement to which the Company is a party or, to the Company’s Knowledge, to which any third party is a party. There are no Actions pending nor, to the Company’s Knowledge, threatened against or affecting the Leased Real Property or any portion thereof or interest therein in the nature of, or in lieu of, condemnation or eminent domain proceedings.

Section 3.10       Intellectual Property.

(a)               “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, including such property that is owned by the Company or any Subsidiary (“Company Intellectual Property”) and that in which the Company or any Subsidiary holds exclusive or non-exclusive rights or interests granted by license from other Persons, including the Company or any Subsidiary (“Licensed Intellectual Property”):

(i)                 trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing;

(ii)              internet domain names, whether or not trademarks;

(iii)            social media accounts, including registration information, if applicable;

(iv)             original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

(v)               confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and

(vi)             patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

(b)               Section 3.10(b) of the Disclosure Schedules lists all trademarks, patents and copyrights constituting Company Intellectual Property that are either (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) used in or necessary for the current or planned business or operations of the Company or any Subsidiary. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing.

(c)               Except as set forth in Section 3.10(c) of the Disclosure Schedules, the Company or a Subsidiary owns, exclusively or jointly with other Persons, all right, title and interest in and to the Company Intellectual Property, free and clear of Encumbrances. The Company and the Subsidiaries are in material compliance with all legal requirements applicable to the Company Intellectual Property and the ownership and use thereof by the Company or any Subsidiary.

(d)               With respect to each license, sublicense or other agreement whereby the Company or any Subsidiary is granted rights, interests or authority (whether on an exclusive or non-exclusive basis) with respect to any Licensed Intellectual Property that is used in or necessary for the current or planned business or operations of the Company or any Subsidiary, all such agreements are valid, binding and enforceable between the Company or such Subsidiary, on the one hand, and the other parties thereto, on the other hand. The Company or such Subsidiary and such other parties are in material compliance with the terms and conditions of such agreements.

(e)               The Company Intellectual Property and Licensed Intellectual Property as currently owned, licensed or used, or proposed to be used, by the Company or any Subsidiary, and the conduct of the business of the Company and the Subsidiaries as currently and formerly conducted and proposed to be conducted have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person. Neither the Company nor any Subsidiary has received any communication, and no Action has been instituted, settled or, to the Company’s Knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of the Company Intellectual Property are subject to any outstanding Governmental Order.

(f)                To the Knowledge of the Company, no Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Company Intellectual Property.

Section 3.11       Insurance. The Company and the Subsidiaries maintain insurance (including the D&O Policy, the “Company Insurance Policies”) of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and the Subsidiaries. The Company Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. The Company Insurance Policies are sufficient for compliance with all applicable Laws and Contracts to which the Company or any Subsidiary is a party or by which it is bound. There are no claims related to the business of the Company and the Subsidiaries pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Section 3.11 of the Disclosure Schedules sets forth the Company’s directors’ and officers’ liability insurance policy, including the general terms, coverage amounts and covered individuals (the “D&O Policy”).

Section 3.12       Legal Proceedings; Governmental Orders.

(a)               Except as set forth in Section 3.12(a) of the Disclosure Schedules, there are no Actions pending or, to the Company’s Knowledge, threatened against or by the Company or any Affiliate (including any Subsidiary) affecting any of the properties or assets of the Company or any Subsidiary, or that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)               Except as set forth in Section 3.12(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any Subsidiary or any of their respective properties or assets. The Company and each Subsidiary is in compliance with the terms of each Governmental Order set forth in Section 3.12(b) of the Disclosure Schedules. To the Company’s Knowledge, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 3.13       Compliance With Laws; Permits; Anti-Corruption.

(a)               Except as set forth in Section 3.13(a) of the Disclosure Schedules, the Company and each Subsidiary has complied, and is now complying, in all material respects, with all Laws applicable to it or its business, properties or assets.

(b)               All Permits required for the Company or any Subsidiary to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date of this Agreement have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Permit.

(c)               Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any Representative or other person associated with or acting on behalf of the Company or any Subsidiary, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-corruption or anti-bribery law, including any rules or regulations promulgated thereunder.

Section 3.14       Environmental Matters. The Company and each Subsidiary is currently and has been in material compliance with all Environmental Laws, and neither the Company nor any Subsidiary has received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements. The Company and each Subsidiary has obtained and is in material compliance with all Environmental Permits necessary for the ownership, lease, operation or use of the business or assets of the Company and such Subsidiary. To the Company’s Knowledge, there is no condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company or any Subsidiary as currently carried out. To the Knowledge of the Company, no real property currently or formerly owned, operated or leased by the Company or any Subsidiary is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list. There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any Subsidiary or any real property currently owned, operated or leased by the Company or any Subsidiary or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or any Subsidiary.

Section 3.15       Employee Benefit Matters.

(a)               Section 3.15(a) of the Disclosure Schedules contains a true and complete list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, “ERISA”), whether or not written and whether or not subject to ERISA, and each supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by the Company or any Subsidiary or under which the Company or any Subsidiary has or may have any Liability (each, a “Benefit Plan”).

(b)               Each Benefit Plan has been established, administered, and maintained in accordance with its terms and in material compliance with all applicable Laws (including ERISA and the Code). Except as set forth on Section 3.15(b) of the Disclosure Schedules, nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Company or any Subsidiary to a civil action, penalty, surcharge, or Tax under applicable Law or which would jeopardize the previously-determined qualified status of any Benefit Plan. All benefits, contributions, and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles. Benefits accrued under any unfunded Benefit Plan have been paid, accrued or adequately reserved for to the extent required by GAAP.

(c)               Except as set forth on Section 3.15(c) of the Disclosure Schedules, neither the Company nor any Subsidiary has: (i) incurred, nor reasonably expects to incur, any Liability under Title I or Title IV of ERISA or related provisions of the Code or applicable Law relating to any Benefit Plan; or (ii) incurred, nor reasonably expects to incur, any Liability to the Pension Benefit Guaranty Corporation. To the Knowledge of the Company, no complete or partial termination of any Benefit Plan has occurred or is expected to occur.

(d)               Neither the Company nor any Subsidiary has now, or at any time, contributed to, sponsored, or maintained any: (i) “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) “single-employer plan” as defined in Section 4001(a)(15) of ERISA; (iii) “multiple employer plan” as defined in Section 413(c) of the Code; (iv) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975 (e)(7) of the Code; or (vi) any other Benefit Plan subject to required minimum funding requirements.

Section 3.16       Employment Matters.  All wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company or any Subsidiary, for services performed on or prior to the date of this Agreement have been paid in the ordinary course of business consistent with past practice. Neither the Company nor any Subsidiary is, nor has been, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”). To the Company’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. The Company and each Subsidiary is and has been in material compliance with the terms of all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, classification, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance.

Section 3.17       Taxes. Except as set forth in Section 3.17 of the Disclosure Schedules:

(a)               The Company (and, if applicable, each Subsidiary) has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company or any Subsidiary (whether or not shown on any Tax Return) have been timely paid;

(b)               The Company and each Subsidiary has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law;

(c)               No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company or any Subsidiary;

(d)               All deficiencies asserted, or assessments made, against the Company or any Subsidiary as a result of any examinations by any taxing authority have been fully paid;

(e)               Neither the Company nor any Subsidiary is a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority; and

(f)                Neither the Company nor any Subsidiary (i) has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes or (ii) to the Knowledge of the Company, has Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

Section 3.18       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company or any Subsidiary.

Section 3.19       Transactions With Related Persons. Except as set forth on Section 3.19 of the Disclosure Schedules, the Company’s Definitive Proxy Statement, filed with the SEC on March 26, 2019, discloses every transaction or proposed transaction required to be disclosed under Item 404 of Regulation S-K of the Securities Act. Since January 1, 2019, no transaction has occurred or been proposed that would or will require disclosure under Item 404 of Regulation S-K of the Securities Act in the Company’s Definitive Proxy Statement to be filed with respect to the Company’s 2020 annual meeting of shareholders.

Section 3.20       Product Liability; Regulatory Compliance.

(a)               The Company and the Subsidiaries do not provide any warranties with respect to their products other than the express warranties contained in customer agreements set forth on Section 3.20(a) of the Disclosure Schedule. There has been no occurrence which would give rise to, or form the basis of, any product liability, liability for injuries to individuals or liability for breach of warranty (whether covered by insurance or not) on the part of the Company or any Subsidiary with respect to products designed, manufactured, distributed, marketed or sold by the Company or any Subsidiary, in each case, subject to any applicable reserves of specifically identified in the Audited Balance Sheet.

(b)               Each product manufactured, purchased, produced, distributed, labeled, sold, stored or delivered by the Company or any Subsidiary (including any finished goods inventory) at the time at which such product was manufactured, purchased, distributed, labeled, sold, stored or delivered by the Company or any Subsidiary, (i) was in conformity with all applicable contractual requirements, including any product specifications and any express or implied warranties, (ii) have been manufactured, purchased, distributed, labeled, sold, stored and delivered (as applicable) in compliance with all Laws, including all food and beverage Laws, including labeling, (iii) since coming in the possession of the Company or any Subsidiary has been manufactured, purchased, produced, distributed, labeled, sold, stored and delivered, as applicable, in accordance with appropriate “Good Manufacturing Practices” or similar practices that may be promulgated under the food and beverage Laws, and (iv) (A) is not, or was not, as applicable adulterated or misbranded within the meaning of food and beverage Laws, (B) is not, or was not, as applicable, prohibited from being introduced into interstate commerce under the provisions of any food or beverage Laws, and (C) did not contain, or does not contain, as applicable, a hazardous substance or a banned substance within the meaning of any of any food or drug Laws. Section 3.20(b) of the Disclosure Schedule sets forth all recalls, withdrawals or suspensions of products manufactured, purchased, produced, distributed, labeled, sold, stored or delivered by the Company or any Subsidiary. None of the Company or any Subsidiary has received written notice of or otherwise is aware of, any U.S. Food & Drug Administration (“FDA”) or other Governmental Authority notices of warning or withholding, suspension or withdrawal of Inspection, seizure, criminal referral or other similar federal, state or private enforcement actions with respect to any product manufactured, purchased, produced, distributed, labeled, sold, stored or delivered by the Company or any Subsidiary. To the Company's Knowledge there are no facts, events or conditions that would reasonably be expected to furnish a basis for an injunction from or an award of damages (other than those that are insured or immaterial) with respect to, any product of the Company or any Subsidiary; or which would otherwise reasonably be expected to cause the Company or any Subsidiary to withdraw, recall or suspend or have enjoined any product from any market or to terminate or suspend distribution of such product. Neither the Company nor any Subsidiary is subject (or has been subject) to any adverse inspection finding, recall, investigation, penalty assessment, audit or other compliance or enforcement action by the FDA or any other federal, state, or foreign Governmental Authority having responsibility for the regulation of the current and/or proposed products of the Company or any Subsidiary. The Company and the Subsidiaries have obtained all necessary approvals and authorizations from the FDA and other Governmental Authorities for their current and past business activities and validly holds all accreditations and certifications that are necessary to operate their business and that they are contractually obligated to maintain, including Global Food Safety Initiative (GFSI) certifications, if contractually mandated. None of the Company nor any Subsidiary has made any materially false statements or materially false omissions in their applications or other submissions to the FDA or other Governmental Authority. The Company and the Subsidiaries are in material compliance with all regulations and requirements of the FDA and other Governmental Authorities. None of the Company or any Subsidiary has received any information or report from the FDA or other Governmental Authorities indicating or claiming that their products are unsafe or defective or that the applicable authorities will be unwilling to grant the necessary product approvals.

ARTICLE IV
Representations and Warranties of Investor

Investor represents and warrants to the Company that the statements contained in this ARTICLE IV are true and correct as of the Closing.

Section 4.01       Organization and Authority of Investor. Investor is a corporation duly organized, validly existing and in good standing under the Laws of the Canadian Province of British Columbia. Investor has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Investor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and any other Transaction Document to which Investor is a party, the performance by Investor of its obligations hereunder and thereunder and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Investor. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except for laws affecting creditors’ rights generally and general principles of equity. When each other Transaction Document to which Investor is or will be a party has been duly executed and delivered by Investor (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Investor enforceable against it in accordance with its terms, except for laws affecting creditors’ rights generally and general principles of equity. Prior to the date hereof, the Investor has delivered an organizational chart of Investor and its Affiliates (including, without limitation, SOL), which contains, for each Person in the organizational chart that is not an individual (a) the name and jurisdiction of incorporation or formation for each such Person, (b) the names of each officer and director of each Person, and (c) each owner of more than 10% of the outstanding capital stock or ownership percentages of each Person (the “Investor Org Chart”). The Investor Org Chart is true and complete as of the date hereof.

Section 4.02       No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation, by-laws or other organizational documents of Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Investor; or (c) except as set forth in Section 4.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03       Investment Purpose; Accredited Investor. Investor is acquiring the Shares and the Warrant solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Investor acknowledges that the Shares and the Warrant are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares and the Warrant may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Investor is an “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Section 4.04       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Investor.

Section 4.05       Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.06       Legal Proceedings. Except as set forth in Section 4.06 of the Disclosure Schedules, there are no Actions pending or, to the Investor’s knowledge, threatened against or by the Investor or any of its Affiliates that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.07       Agreement to Comply with the Securities Act; Legend. Investor, by acceptance of the Shares, agrees that Investor shall not offer, sell or otherwise dispose of the Shares except under circumstances that will not result in a violation of the Securities Act. The Shares (unless and until registered under the Securities Act) shall be stamped, imprinted or notated with a legend in substantially the form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.”

ARTICLE V
Indemnification

Section 5.01       Survival. The representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect until the date that is 12 months following the Closing Date; provided, however, that (i) the representations and warranties of the Company contained in Sections 3.01, 3.02, 3.03, 3.04, 3.17 and 3.18 (the “Company Fundamental Representations”) and the representations and warranties of the Company contained in Section 3.10, and (ii) the representations and warranties of Investor contained in ARTICLE IV, shall remain in full force and effect until the date that is 24 months following the Closing Date. The covenants and agreements contained in this Agreement shall survive the Closing and shall remain in full force and effect indefinitely.

Section 5.02       Indemnification By Company. Subject to the other terms and conditions of this ARTICLE V, the Company and each Subsidiary shall (and the Company shall cause each Subsidiary to) jointly and severally indemnify and defend and hold harmless each of Investor and its Affiliates and their respective Representatives (collectively, the “Investor Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Investor Indemnitees based upon, arising out of, with respect to or by reason of:

(a)               any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any other Transaction Document or in any certificate or instrument delivered by or on behalf of the Company pursuant hereto and thereto; or

(b)               any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement or any other Transaction Document.

Section 5.03       Certain Limitations.

(a)               Neither the Company nor any Subsidiary shall be liable to the Investor Indemnitees for indemnification under Section 5.02(a) (a) unless and until the aggregate amount of all Losses subject to indemnification under Section 5.02(a) exceeds $100,000 (the “Basket”), in which case the Company and each Subsidiary shall be liable only to the extent the aggregate amount of such Losses exceeds the Basket, and (b) to the extent that the aggregate amount of all Losses subject to indemnification under Section 5.02(a) exceeds the Purchase Price (the “Cap”). Notwithstanding the foregoing, the Basket and the Cap shall not apply with respect to any Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of a Company Fundamental Representation or with respect to fraud, criminal activity or willful misconduct on the part of the Company or any Subsidiary.

(b)               For purposes of determining (i) any inaccuracy or breach of a representation and warranty, (ii) the breach of any covenants and agreements and (iii) calculating Losses subject to this ARTICLE V, any “materiality” or “Material Adverse Effect” qualifications in such representations, warranties, covenants and agreements shall be disregarded.

Section 5.04       Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable in accordance with this ARTICLE V, the Company and each Subsidiary shall satisfy its obligations within thirty (30) Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should the Company or a Subsidiary not make full payment of any such obligations within such five-Business Day period, any amount payable shall accrue interest from and including the date of such agreement or such adjudication to the date such payment has been made at a rate per annum equal to 12%. Such interest shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year.

Section 5.05       Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 5.06       Effect of Investigation. Neither the representations, warranties and covenants of the Company, nor the right to indemnification of any Investor Indemnitee making a claim under this ARTICLE V with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of an Investor Indemnitee (including by any of its Representatives) or by reason of the fact that an Investor Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, provided, however, that the Company shall not be liable under this ARTICLE V for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement to the extent such inaccuracy or breach was disclosed by the Company in the Disclosure Schedules.

Section 5.07       Exclusive Monetary Remedy. Subject to Section 6.12, the parties acknowledge and agree that their sole and exclusive monetary remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE V. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement it may have against the other party hereto and its Affiliates and its Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE V. Nothing in this Section 5.07 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE VI
Miscellaneous

Section 6.01       Confidentiality; Public Announcements.

(a)               The parent company of Investor and the Company have previously executed a Mutual Nondisclosure Agreement, dated as of April 22, 2019 (the “NDA”), which the parties agree shall continue in full force and effect following the Closing in accordance with its terms.

(b)               No party hereto shall issue any press release or make any other public announcement or disclosure with respect to this Agreement and the transactions contemplated in this Agreement without the prior written consent of the other party, except for any press release, public announcement or other public disclosure that is required by applicable listing standards, securities or other laws or governmental regulations or by order of a court of competent jurisdiction. Prior to making any such required disclosure the disclosing party shall have given written notice to the non-disclosing party describing in reasonable detail the proposed content of such disclosure and shall permit the non-disclosing party to review and comment upon the form and substance of such disclosure.

Section 6.02       Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 6.03       Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

If to the Company:	Address:	Jones Soda Co.
66 S Hanford St., Suite 150
Seattle, WA 98134
	Facsimile:	(206) 624-6857
	E-mail:	finance@jonessoda.com
	Attention:	Chief Executive Officer

with a copy to:	Address:	Summit Law Group, PLLC
315 Fifth Avenue S., Suite 1000
Seattle, WA 98104
	Facsimile:	(206) 676-7001
	E-mail:	andys@summitlaw.com; and
laurab@summitlaw.com
	Attention:	Andy Shawber and Laura Bertin

If to Investor:	Address:	Heavenly RX Ltd.
1112 North Flagler Drive
Fort Lauderdale, FL 33304
	E-mail:	mbeedles@heavenlyrx.com
	Attention:	Mike Beedles / Steve Avalon

with a copy to:	Address:	Dorsey & Whitney
TD Canada Trust Tower
Brookfield Place
161 Bay Street, Suite 4310
Toronto, ON, Canada M5J 2S1
	Facsimile:	1 (416) 367-7371
	E-mail:	raymer.richard@dorsey.com; and
van.horn.jonathan@dorsey.com
	Attention:	Richard Raymer and Jonathan A. Van Horn

Section 6.04       Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “in this Agreement,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to in this Agreement shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim in this Agreement.

Section 6.05       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.06       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.07       Entire Agreement. This Agreement, the other Transaction Documents and the NDA constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Term Sheet for Common Stock Financing of Jones Soda Co., dated as of June 7, 2019.

Section 6.08       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations under this Agreement.

Section 6.09       No Third-Party Beneficiaries. Except as provided in ARTICLE V, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.10       Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.11       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)               This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SEATTLE AND COUNTY OF KING, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(C).

Section 6.12       Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY

JONES SODA CO.

By_/s/ Jennifer Cue____________________

Name: Jennifer Cue

Title: President and Chief Executive Officer

INVESTOR

HEAVENLY RX LTD.

By_/s/ Bradley Morris____________________

Name: Bradley Morris

Title: Director

[Signature Page to Securities Purchase Agreement]

Exhibit 10.2

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND (III) IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) IS SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG JONES SODA CO. (THE “COMPANY”), CERTAIN SHAREHOLDERS OF THE COMPANY, AND THE ORIGINAL HOLDER HEREOF (AS AMENDED FROM TIME TO TIME, THE “RIGHTS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RIGHTS AGREEMENT.

Original Issue Date: July 11, 2019

For value received, Jones Soda Co., a Washington corporation (the “Company”), hereby certifies that Heavenly RX Ltd., a British Columbia corporation, or its registered assigns (the “Holder”) is entitled to purchase from the Company 15,000,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share of $0.78 (subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to the terms of the Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), between the Company and the Holder.

1.                   Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in either Toronto, Canada or Seattle, Washington are authorized or obligated by law or executive order to close.

“Common Stock” means the common stock, no par value per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excluded Securities” has the meaning set forth in the Rights Agreement.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the Warrant is exercised in accordance with Section 3.

“Exercise Agreement” has the meaning set forth in Section 3(a).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Holder” has the meaning set forth in the preamble.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means July 11, 2019

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

“Purchase Agreement” has the meaning set forth in the preamble.

“Rights Agreement” has the meaning set forth in the preamble.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.                  Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., Seattle, Washington time, on July 11, 2020, or if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), (a) the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein) in accordance with Section 3(a) or (b) this Warrant shall automatically be exercised in accordance with Section  3(b).

2

3.                  Exercise of Warrant.

(a)                 Exercise by Holder. This Warrant may be exercised by the Holder from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares. In the event of such voluntary exercise, the Holder shall (A) surrender this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and (B) pay to the Company of the Aggregate Exercise Price in accordance with Section 3(c).

(b)                Automatic Exercise. This Warrant shall be automatically exercised on any Business Day during the Exercise Period in which the conditions set forth in this Section 3(b) are satisfied. In the event of such automatic exercise, the Holder shall (A) be deemed to have (i) exercised this Warrant (such that the Warrant shall be deemed to have been automatically amended such that it shall only be exercisable for the remainder of the Warrant that was not subject to automatic exercise and the Holder shall be issued a new Warrant pursuant to Section 3(f) below reflecting such amendment) and (ii) completed the Exercise Agreement as to that portion of the Warrant for which it has been automatically exercised; and (B) pay to the Company of the Aggregate Exercise Price in accordance with this Section 3(b) and Section 3(c).

(i)                  If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $1.78 for at least five (5) consecutive trading days, this Warrant shall be automatically exercised with respect to 25% of the total number of Warrant Shares, with funds payable to the Company within ten (10) Business Days of the Company’s notice to the Holder of such automatic exercise;

(ii)                If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $2.12 for at least five (5) consecutive trading days, this Warrant shall be automatically exercised with respect to 25% of the total number of Warrant Shares (including any Warrant Shares automatically exercised pursuant to Section 3(b)(i)), with funds payable to the Company within ten (10) Business Days of the Company’s notice to the Holder of such automatic exercise;

(iii)              If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $2.36 for at least five (5) consecutive trading days, this Warrant shall be automatically exercised with respect to 25% of the total number of Warrant Shares (including any Warrant Shares automatically exercised pursuant to Section 3(b)(i) or 3(b)(ii)), with funds payable to the Company within ten (10) Business Days of the Company’s notice to the Holder of such automatic exercise; and

3

(iv)               If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $2.60 for at least five (5) consecutive trading days, this Warrant shall be automatically exercised with respect to the remaining number of Warrant Shares, with funds payable to the Company within ten (10) Business Days of the Company’s notice to the Holder of such automatic exercise.

If an automatic exercise of the Warrant is triggered pursuant to this Section 3(b) and the Holder fails to pay the Aggregate Exercise Price as required under this Section 3(b), this Warrant shall terminate in its entirety with respect to the Warrant Shares not yet issued pursuant to this Warrant. Notwithstanding anything to the contrary in this Warrant, the parties acknowledge and agree that the termination of this Warrant shall constitute the sole and exclusive remedy of the Company with respect to the failure of the Holder to pay the Aggregate Exercise Price in the event of an automatic exercise. If the Company (A) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares or (B) combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the applicable trading price of the Common Stock for purposes of this Section 3(b) shall be proportionately adjusted.

(c)                 Payment of the Aggregate Exercise Price. Upon exercise of the Warrant pursuant to Section 3(a) or 3(b), payment of the Aggregate Exercise Price shall be made by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price.

(d)                Delivery of Shares via Book Entry. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) or 3(b) hereof, as applicable), the Company shall, as promptly as practicable, and in any event within two (2) Business Days thereafter, deliver to the Holder the Warrant Shares issuable upon such exercise via book entry with the Company’s transfer agent. The Warrant Shares so delivered shall be registered in the name of the Holder or, subject to compliance with Section 7 below, such other Person's name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(e)                 No Fractional Shares. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up and deliver a whole Warrant Share to the Holder.

(f)                  Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the Warrant Shares being issued via book entry with the Company’s transfer agent in accordance with Section 3(d) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

4

(g)                Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this warrant, the Company hereby represents, covenants and agrees:

(i)                  This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)                All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any shareholder of the Company and free and clear of all taxes, liens and charges.

(iii)              The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or trading market upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)               The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange or trading market upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(v)                The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

4.                  Adjustment to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

5

(a)                 Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b)                Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.

6

(c)                 Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4(c) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4.

(d)                Certificate as to Adjustment.

(i)                  As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than two Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)                As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(e)                 Notices. In the event:

7

(i)                  that the Company takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(ii)                of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or

(iii)              of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5.                  Purchase Rights. In addition to any adjustments pursuant to Section 4 above, if at any time the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Anything herein to the contrary notwithstanding, the Holder shall not be entitled to the Purchase Rights granted herein with respect to the issuance of any Excluded Securities.

6.                  Investor Rights Agreement. This Warrant and all Warrant Shares issuable upon exercise of this Warrant are and shall become subject to, and have the benefit of, the Rights Agreement.

8

7.                  Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon and the terms and conditions of the Rights Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder to any Affiliate (as defined in the Purchase Agreement) of Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B. Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

8.                  Holder Not Deemed a Shareholder; Limitations on Liability. Except as otherwise explicitly provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9.                  Replacement on Loss; Division and Combination.

(a)                 Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)                Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant and the Rights Agreement as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant and the Rights Agreement as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

9

10.              No Impairment. The Company shall not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

11.              Compliance with the Securities Act.

(a)                 Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.”

(b)                Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i)                  The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

10

(ii)                The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)              The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

12.              Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Warrant shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Any communication to the Holder or the Company shall be sent in accordance with the contact information set forth below (or at such other contact information as specified in a notice to the given in accordance with this Section 12).

If to the Company:

Jones Soda Co.

66 S Hanford St., Suite 150

Seattle, WA 98134

Facsimile: (206) 624-6857

E-mail: finance@jonessoda.com

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Summit Law Group, PLLC

315 Fifth Avenue S., Suite 1000

Seattle, WA 98104

Facsimile: (206) 676-7001
E-Mail: andys@summitlaw.com and laurab@summitlaw.com
Attention: Andy Shawber and Laura Bertin

11

If to Holder:	Heavenly RX Ltd. Address: 1112 North Flagler Dr. Fort Lauderdale, FL 33304 E-mail: mbeedles@heavenlyrx.com Attention: Mike Beedles/Steve Avalon with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place

161 Bay Street, Suite 4310

Toronto, ON, Canada M5J 2S1

Email: Raymer.richard@dorsey.com; van.horn.jonathan@dorsey.com

Attention: Richard Raymer; Jonathan A. Van Horn

13.              Entire Agreement. This Warrant, the Rights Agreement, the Purchase Agreement, the other documents and agreements delivered pursuant to the Purchase Agreement, and the Mutual Nondisclosure Agreement, dated as of April 22, 2019, between the parent company of the Holder and the Company, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Term Sheet for Common Stock Financing of Jones Soda Co., dated as of June 7, 2019.

14.              Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

15.              No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

16.              Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

17.              Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

12

18.              Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

19.                Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                 Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)                Submission to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SEATTLE AND COUNTY OF KING, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THIS WARRANT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS WARRANT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19(C).

13

20.              Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

21.                No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[signature page follows]

14

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

JONES SODA CO.
By: _/s/ Jennifer Cue____________________ Name: Jennifer Cue Title: President and Chief Executive Officer

Accepted and agreed,
HEAVENLY RX LTD.
By:_/s/ Bradley Morris_______________ Name: Bradley Morris Title: Director

[Warrant of Jones Soda Co.]

Exhibit A

Form of Exercise Agreement

To Jones Soda Co. (Attention: Chief Executive Officer):

The undersigned registered Holder of the enclosed Warrant of Jones Soda Co. (Original Issue Date: July 11, 2019) (the “Warrant”) hereby irrevocably exercises such Warrant for, and purchases thereunder, __________ shares of Common Stock, and herewith makes payment of $__________ therefor, and requests that such shares of Common Stock be issued via book entry with the Company’s transfer agent in the name of, and delivered to ____________________, whose address is ______________________________.

Dated: ____________________

HOLDER:

[NAME OF HOLDER]

By: ____________________

Name: __________________

Title: ___________________

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

__________________________________

(Street Address)

__________________________________

(City)                     (State)                 (Zip Code)

Exhibit B

Form of Assignment

To Jones Soda Co. (Attention: Chief Executive Officer):

For value received, the undersigned registered Holder (the “Transferor”) of the Warrant of Jones Soda Co. (Original Issue Date: July 11, 2019) (the “Warrant”) hereby sells, assigns and transfers unto ____________________ (the “Transferee”) the rights represented by such Warrant to purchase __________ shares of Common Stock of Jones Soda Co. (the “Company”) to which and such Warrant relates, and appoints ____________________ as its attorney-in-fact to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises. The Transferee consents to, and, to the extent applicable, agrees to be bound by, the provisions of this Warrant.

Dated: ____________________

TRANSFEROR:

By: ____________________

Name: __________________

Title: ___________________

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

________________________________________

(Street Address)

________________________________________

(City)                     (State)                     (Zip Code)

TRANSFEEE:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City)                     (State)                     (Zip Code)

Exhibit 10.3

EXECUTION VERSION

JONES SODA CO.

INVESTOR RIGHTS AGREEMENT

dated as of

July 11, 2019

TABLE OF CONTENTS

Page

1. Definitions	1
2. Board Representation; Observer	4
2.1 Size of the Board	4
2.2 Investor Designees	4
2.3 Failure to Designate; Vacancies; Removal	4
2.4 Committees; Subsidiaries	5
2.5 Observer	5
2.6 Grant of Proxy	6
2.7 Company Covenant	6
2.8 No Liability	6
2.9 No “Bad Actor” Designees	6
2.10 Expenses and Compensation	7
2.11 Indemnification Agreements	7
3. Rights to Future Stock Issuances	7
3.1 Right of First Offer	7
3.2 Offer Notice	7
3.3 Investor Election	7
3.4 Failure to Fully Subscribe	7
3.5 Excluded Securities	8
4. Lock-Up	8
4.1 Agreement to Lock-Up	8
4.2 Stop Transfer Instructions	9
5. Registration Rights	9
5.1 Demand Registration	9
5.2 Company Registration	10
5.3 Underwriting Requirements	10
5.4 Obligations of the Company	11
5.5 Furnish Information	12
5.6 Expenses of Registration	12
5.7 Indemnification	13
5.8 Reports Under Exchange Act	14
5.9 Limitations on Subsequent Registration Rights	14
5.10 Assignment	14
5.11 Termination of Registration Rights	15
6. Covenants	15
6.1 D&O Insurance	15
6.2 QSR Network	15
6.3 Matters Requiring Investor Designee Approval	15

i

6.4 Further Assurances	16
6.5 Right to Conduct Activities	16
7. Miscellaneous	16
7.1 Successors and Assigns	16
7.2 Counterparts	17
7.3 Titles and Subtitles	17
7.4 Notices	17
7.5 Amendments and Waivers	17
7.6 Severability	17
7.7 Entire Agreement	18
7.8 Specific Performance	18
7.9 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	18
7.10 Delays or Omissions	19

SCHEDULES

SCHEDULE A          Investor and Shareholder Information

ii

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”), dated as of July 11, 2019, is entered into by and among Jones Soda Co., a Washington corporation (the “Company”), Heavenly RX Ltd., a British Columbia corporation (“Investor”), and each of the shareholders listed on Schedule A hereto (collectively, the “Shareholders”).

RECITALS

WHEREAS, the Company and Investor are parties to that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce Investor to enter into the Purchase Agreement and invest funds in the Company pursuant to the Purchase Agreement, Investor, the Company and the Shareholders hereby agree that this Agreement shall govern certain rights of Investor and such other matters regarding the Company and the Shareholders as set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.              Definitions. For purposes of this Agreement:

1.1           “Agreement” has the meaning set forth in the Preamble.

1.2           “Affiliate” means, with respect to any Person, (i) any Immediate Family Member, or (ii) any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, where “control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

1.3           “Board” means the board of directors of the Company.

1.4           “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in either Toronto, Canada or Seattle, Washington are authorized or required by Law to be closed for business.

1.5           “Common Stock” means shares of the Company’s common stock, no par value per share.

1.6           “Company” has the meaning set forth in the Preamble.

1.7           “Change of Control Transaction” means the occurrence of one of the following events: (i) the sale, transfer, assignment, license or lease of all or a material portion of all of the assets (measured by value) of the Company and its subsidairies, taken as a whole, to a Person in a single transaction or a series of related transactions; or (ii) the sale, assignment, transfer or other disposition, directly or indirectly, either through the issuance of equity securities by the Company or the sale of equity securities by shareholders of the Company, of more than a majority of either the outstanding equity interests or voting power of the Company, in a single transaction or a series of related transactions, whether by merger, exchange, combination, joint venture, consolidation, unit purchase or otherwise, to any third party.

1

1.8           “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.9           “Disqualification Event” has the meaning set forth in Section 2.9.

1.10        “Disqualified Designee” has the meaning set forth in Section 2.9.

1.11        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.12        “Excluded Securities” means (i) securities issued upon the conversion of any debenture, warrant, option, or other convertible security; (ii) Common Stock issuable upon a stock split, stock dividend, any subdivision of, or other distribution on, shares of Common Stock; (iii) shares of Common Stock (or options to purchase such shares of Common Stock) issued or issuable to employees or directors of, or consultants to, the Company pursuant to any plan, agreement or arrangement approved by the Board; (iv) shares of Common Stock, warrants, options or other convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board; (v) shares of Common Stock, warrants, options or other convertible securities issued to suppliers, vendors or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board; and (vi) shares of Common Stock, warrants, options or other convertible securities issued as acquisition consideration pursuant to the acquisition of another company by the Company; provided that the issuance of any such securities in (i) through (vi) above are approved by the Board.

1.13        “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.14        “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

2

1.15        “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.16        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.17        “Investor” has the meaning set forth in the Preamble.

1.18        “Investor’s Counsel” has the meaning set forth in Section 5.6.

1.19        “Lock-Up Period” has the meaning set forth in Section 4.1(a).

1.20        “New Securities” means, collectively, equity securities of the Company or any subsidiary of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, provided, however, that “New Securities” does not include any Excluded Securities.

1.21        “Observer” has the meaning set forth in Section 2.5.

1.22        “Offer Notice” has the meaning set forth in Section 3.2.

1.23        “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

1.24        “Purchase Agreement” has the meaning set forth in the Recitals.

1.25        “QSR” has the meaning set forth in Section 6.2.

1.26        “Registrable Securities” means (a) (i) the 15,000,000 shares of Common Stock to be issued to Investor pursuant to the Purchase Agreement and (ii) any shares of Common Stock issued or issuable upon exercise of the Warrant; and (b) any shares of Common Stock or other securities of the Company issued or issuable with respect to any shares described in subsection (a) by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock.

1.27        “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.28        “SEC” means the U.S. Securities and Exchange Commission.

1.29        “Securities Act” means the Securities Act of 1933, as amended.

3

1.30        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 5.6.

1.31        “Shares” means and includes any securities of the Company that the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.32        “Shareholders” has the meaning set forth in the Preamble.

1.33        “SOL” means SOL Global Investments Corp., an Ontario corporation and the parent company of Investor.

1.34        “Warrant” means the Warrant for the purchase of Common Stock issued to Investor pursuant to the Purchase Agreement.

2.              Board Representation; Observer.

2.1           Size of the Board. Each Shareholder agrees to cause, including in its capacity as a member of the Board, if applicable, and including by voting or causing to be voted all Shares owned by such Shareholder, or over which such Shareholder has voting control (whether at a meeting or by executing a written consent, as applicable), from time to time and at all times, the size of the Board to be established at and to remain at seven directors.

2.2           Investor Designees. For so long as Investor and its Affiliates continue to own beneficially at least 25% of the shares of Common Stock that Investor purchased under the Purchase Agreement (disregarding any shares of Common Stock issuable upon exercise of the Warrant, but including any adjustments to give effect to reclassifications, recapitalizations, reverse stock splits, or similar events of such original shares of Common Stock), each Shareholder agrees to cause, including in its capacity as a member of the Board, if applicable, and including by voting or causing to be voted all Shares owned by such Shareholder, or over which such Shareholder has voting control (whether at a meeting or by executing a written consent, as applicable), from time to time and at all times, two individuals designated from time to time by Investor (the “Investor Designees”) to be members of the Board, whether by election or re-election or, in the case of a vacancy, by appointment by the Board. The initial Investor Designees shall be Paul Norman and one other individual to be named at a later time, which Investor Designees shall be appointed to the Board as soon as practicable following the date of this Agreement to fill the two vacancies on the Board existing at such time.

2.3           Failure to Designate; Vacancies; Removal. Each Shareholder agrees to vote, or cause to be voted (whether at a meeting or by executing a written consent, as applicable), all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

4

(a)            In the absence of any designation from Investor as specified in Section 2.2, the Investor Designee previously designated by Investor and then serving shall be reelected if still eligible and willing to serve as provided herein (and otherwise, such Board seat shall remain vacant);.

(b)           no Investor Designee shall be removed from the Board unless requested by Investor or if Investor is no longer entitled to designate such director pursuant to Section 2.2;

(c)            any vacancies created by the resignation, removal or death of an Investor Designee shall be filled by an individual named by Investor; and

(d)           upon the request of Investor to remove an Investor Designee as a director, such Investor Designee shall be so removed.

2.4           Committees; Subsidiaries.

(a)            Each Investor Designee shall have the right, but not the obligation, to be appointed to each committee of the Board, if any, and each committee of each subsidiary of the Company, if any, and to attend and serve as an observer at all meetings of each such committee. Notwithstanding the foregoing, the Company reserves the right to withhold any information, to exclude each Investor Designee from any such committee or any such committee meeting (or portion thereof), if access to such information, participation on such committee or attendance at such meeting (or portion thereof) could (i) adversely affect the attorney-client privilege between the Company or any subsidiary of the Company and their respective counsel, (ii) result in a conflict of interest, or (iii) violate or contravene any applicable director independence requirements of (A) the SEC, (B) the Securities Act (and the regulations promulgated thereunder), (C) the securities exchange or trading market on which the Common Stock is then listed, or (D) the Company’s Board committee charters then in effect.

(b)           The Company and each Shareholder shall take such actions as may reasonably required to ensure that the board of directors (or equivalent body) of each subsidiary of the Company includes both Investor Designees.

(c)            To the extent any subsidiary of the Company is a member-managed limited liability company, any action or consent requiring consent of the member shall require approval by the Board.

(d)           The provisions of this Section 2.4 shall survive for so long as any Investor Designee serves on the Board.

2.5           Observer. In addition to the Investor Designees, for so long as Investor owns any Shares, the Company shall invite an individual designated by Investor, to serve as a representative of Investor, to attend in a nonvoting observer capacity all meetings of the Board or the board of directors (or equivalent body) of any subsidiary of the Company or at any committee meetings of any of the foregoing (the “Observer”). The Company shall give the Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest. The initial Observer shall be Andrew DeFrancesco.

5

2.6           Grant of Proxy. Upon the failure of any Shareholder to vote such Shareholders’ Shares in accordance with the terms of this Section 2 following reasonable prior notice of such required vote, such Shareholder hereby grants to Investor (or at Investor’s option, an individual designated by the Board) a proxy coupled with an interest in all Shares owned by such Shareholder to vote all such Shares in the manner provided in this Section 2 with respect to the matter for which such Shareholder failed to vote. Such proxy shall be irrevocable for so long as Investor is entitled to designate individuals to serve on the Board pursuant to Section 2.2.

2.7           Company Covenant. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement. Without limiting the generality of the foregoing, the Company shall use best efforts (a) to establish the size of the Board at seven directors on the date of this Agreement, and maintain such size during the term of this Agreement; (b) to appoint the initial Investor Designees, as named in Section 2.2, to fill the newly-created vacancies on the Board; (c) to include all Investor Designees as nominees for election in the Company’s proxy materials, as applicable, along with the Board’s recommendation that the Company’s shareholders vote to elect such Investor Designees to serve on the Board; and (d) at the request of Investor, to call a special meeting of, or solicit execution of a written consent by, the Company’s shareholders for the purpose of electing Investor Designees in accordance with this Section 2.

2.8           No Liability. Neither Investor, nor any Affiliate of Investor, shall have any liability as a result of designating an Investor Designee for election as a director for any act or omission by such Investor Designee in his or her capacity as a director of the Company. No Shareholder shall have any liability as a result of voting for any Investor Designee in accordance with the provisions of this Agreement.

2.9           No “Bad Actor” Designees. Investor hereby represents and warrants to the Company that, to such Investor’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act (each, a “Disqualification Event”), is applicable to the initial Investor Designees named in Section 2.2 (except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable). Any director designee to whom any Disqualification Event is applicable (except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable) is hereinafter referred to as a “Disqualified Designee.” Investor hereby covenants and agrees (a) not to designate or participate in the designation of any director designee who, to Investor’s knowledge, is a Disqualified Designee, and (b) that if Investor becomes aware that any individual previously designated by Investor is or has become a Disqualified Designee, Investor shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

6

2.10        Expenses and Compensation. The Company shall reimburse each Investor Designee and Observer for his or her reasonable out-of-pocket expenses (including travel) incurred in connection incurred in connection with attendance of meetings of the Board or the board of directors (or equivalent body) of any subsidiary of the Company or at any committee meetings of any of the foregoing. Without duplication of the foregoing, each Investor Designee shall be entitled to all compensation and reimbursement rights that are generally available to non-employee directors of the Company.

2.11        Indemnification Agreements. Contemporaneously with the appointment of each Investor Designee to serve on the Board, the Company will enter into an Indemnification Agreement, in the form attached to the Purchase Agreement as Exhibit D, with respect to such Investor Designee.

3.              Rights to Future Stock Issuances.

3.1           Right of First Offer. Subject to the terms and conditions of this Section 3.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to Investor. Investor shall be entitled to apportion such right of first offer in such proportions, as it deems appropriate, among itself and its Affiliates; provided that, to be eligible for such apportionment, each such Affiliate must execute a joinder to this Agreement, thereby agreeing to be bound by the terms of this Agreement, in customary form and substance reasonably satisfactory to the Company.

3.2           Offer Notice. The Company shall give notice (the “Offer Notice”) to Investor, stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the price and terms upon which it proposes to offer such New Securities.

3.3           Investor Election. By notification to the Company within 20 days after the Offer Notice is received, Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, all or any portion of such New Securities. The consummation of any sale and purchase pursuant to this Section 3.3 shall occur within 90 days of the later of the date that the Offer Notice is received by Investor and the date of the initial sale of New Securities, if any, pursuant to Section 3.4.

3.4           Failure to Fully Subscribe. If all New Securities referred to in the Offer Notice are not elected to be purchased by Investor pursuant to Section 3.3, the Company may, during the 90-day period following the expiration of the 20-day period referenced in Section 3.3, offer and sell the unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first re-offered to Investor in accordance with this Section 3.

7

3.5           Excluded Securities. For the avoidance of doubt, the right of first offer in Section 3.1 shall not be applicable to Excluded Securities.

4.              Lock-Up.

4.1           Agreement to Lock-Up.

(a)            Investor, each transferee of Investor’s shares of Common Stock as permitted under Section 4.1(b) and each Shareholder will not, during the period commencing on the date of this Agreement and ending on the one-year anniversary of the date of this Agreement (the “Lock-Up Period”): (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or other securities of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. As of the date of this Agreement, Investor and each Shareholder owns the securities of the Company set forth next to his, her or its name on Schedule A hereto.

(b)           The provisions of Section 4.1(a) shall not apply to:

(i)             with respect to each Shareholder, transfers of shares of Common Stock (A) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or an Immediate Family Member of such Shareholder; or (B) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement (provided, however, that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, and such transfer shall not involve a disposition for value);

(ii)           with respect to each Shareholder, the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period;

(iii)         with respect to each Shareholder, transfers to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase shares of Common Stock granted pursuant to an equity incentive plan, stock purchase plan or similar arrangement approved by the Board in satisfaction of any tax withholding obligations through cashless surrender or otherwise, provided, however, that any shares of Common Stock issued upon exercise of such option or other rights shall remain subject to the terms of this Lock-Up Agreement; or

(iv)          with respect to Investor and each Shareholder that is a corporation, limited liability company, partnership, trust or other entity, transfers to its shareholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its Affiliate (provided, however, that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, and such transfer shall not involve a disposition for value).

8

4.2           Stop Transfer Instructions; Legend. In order to enforce the foregoing covenant, the Company may (a) impose stop-transfer instructions with respect to the shares of Common Stock or other securities of the Company of Investor and each Shareholder (and permitted transferees and assignees thereof) until the end of such restricted period and (b) stamp, imprint or notate the shares of Common Stock or other securities of the Company of Investor and each Shareholder (and permitted transferees and assignees thereof) with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD, ALL AS SET FORTH IN CERTAIN AGREEMENTS BETWEEN THE RECORD OWNER OF THESE SHARES AND THE COMPANY, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

5.              Registration Rights. The Company covenants and agrees as follows:

5.1           Demand Registration.

(a)            Following the expiration of the Lock-Up Period, if the Company receives a request from Investor that the Company file a registration statement with respect to outstanding Registrable Securities having an anticipated aggregate offering price of at least $1 million, then the Company shall, as soon as practicable, and in any event within 45 days after the date such request is given by Investor, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by Investor, subject to the limitations of Sections 5.1(b) and 5.3. If at the time of Investor’s request the Company is not eligible to use a Form S-3 registration statement, the Company will instead file a registration statement on Form S-1 or such other form as available and appropriate to effectuate the offering.

(b)           Notwithstanding Section 5.1(a), if the Company furnishes to Investor a certificate signed by the Company’s chief executive officer stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such requested registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 60 days after the request of Investor is given; provided, however, that the Company may not invoke this right more than twice in any 12-month period.

(c)            The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 5.1(a) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 60 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 5.1(a) within the 12-month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 5.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless Investor withdraws its request for such registration, elects not to pay the registration expenses therefor, and forfeit its right to one demand registration statement pursuant to Section 5.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 5.1(c); provided, however, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 5.1(b), then the Investors may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 5.1(c).

9

5.2           Company Registration. Following the expiration of the Lock-Up Period, if the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than Investor) any of its Common Stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in connection with the issuance of any Excluded Securities), the Company shall, at such time, promptly give Investor notice of such registration. Upon the request of Investor given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 5.3, cause to be registered all of the Registrable Securities that Investor has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 before the effective date of such registration, whether or not Investor has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 5.6.

5.3           Underwriting Requirements.

(a)            If Investor intends to distribute the Registrable Securities covered by its request pursuant to Section 5.1 by means of an underwriting, Investor shall so advise the Company as a part of such request. The underwriter (or underwriters) will be selected by Investor, subject only to the reasonable approval of the Board. Investor shall (together with the Company as provided in Section 5.4(e)) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting. Notwithstanding any other provision of this Section 5.3, if the underwriter advises Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Registrable Securities of Investor that otherwise would be underwritten will be reduced accordingly; provided, however, that the number of Registrable Securities of Investor to be included in such underwriting shall not be reduced unless all other securities of other selling shareholders are first entirely excluded from the underwriting.

(b)           In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 5.2, the Company shall not be required to include any of Investor’s Registrable Securities in such underwriting unless Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters. If the Company and the underwriters, in their reasonable discretion, determine that less than all of Investor’s Registrable Securities requested to be registered can be included in such offering due to marketing factors (and advise Investor of such determination in writing), then the Registrable Securities of Investor that otherwise would be underwritten will be reduced accordingly. Notwithstanding the foregoing, (i) in no event shall the number of Registrable Securities of Investor to be included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) in no event shall the number of Registrable Securities of Investor to be included in the offering be reduced below 30% of the total number of securities included in such offering.

10

(c)            For purposes of Section 5.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 5.3(a), fewer than 80% of the total number of Registrable Securities that Investor has requested to be included in such registration statement are actually included.

5.4           Obligations of the Company. Whenever required to effect a registration under this Section 5, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of Investor, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to 365 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish to Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as Investor may reasonably request in order to facilitate the disposition of its Registrable Securities;

(d)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

11

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange or trading system (e.g., OTC), if any, on which similar securities of the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           promptly make available for inspection by Investor any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by Investor, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)             notify Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)             after such registration statement becomes effective, notify Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

5.5           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 with respect to the Registrable Securities of Investor that Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of Investor’s Registrable Securities.

5.6           Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 5, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for Investor (“Investor’s Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.1 if the registration request is subsequently withdrawn at the request of Investor (in which case Investor shall bear such expenses), unless Investor agrees to forfeit its right to one registration pursuant to Section 5.1. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 5 shall be borne and paid by Investor.

12

5.7           Indemnification. If any Registrable Securities are included in a registration statement under this Section 5:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless (i) Investor, (ii) the officers, directors, and shareholders of Investor, (iii) legal counsel and accountants for Investor, (iv) any underwriter (as defined in the Securities Act) for Investor, and (v) each Person, if any, who controls Investor or such underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to Investor and each such other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such Damages are incurred; provided, however, that the indemnity agreement contained in this Section 5.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Investor or any such other aforementioned Person expressly for use in connection with such registration.

(b)           To the extent permitted by law, Investor will indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who has signed the registration statement, (iv) each Person, if any, who controls the Company within the meaning of the Securities Act, (v) legal counsel and accountants for the Company, (vi) any underwriter (as defined in the Securities Act), (vii) any other shareholder selling securities in such registration statement, and (viii) any controlling Person of any such underwriter or other shareholder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Investor expressly for use in connection with such registration, and Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such Damages are incurred; provided, however, that the indemnity agreement contained in this Section 5.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by Investor by way of indemnity or contribution under this Section 5.7(b) exceed the proceeds from the offering received by Investor (net of any Selling Expenses paid by Investor), except in the case of fraud or willful misconduct by Investor.

(c)            Promptly after receipt by an indemnified party under this Section 5.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

13

(d)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Investor under this Section 5.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 5, and otherwise shall survive the termination of this Agreement.

5.8           Reports Under Exchange Act. With a view to making available to Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall: (a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144; (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to Investor, so long as Investor owns Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, and (ii) such other information as may be reasonably requested in availing Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

5.9           Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Investor, which consent shall not be unreasonably withheld, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of Investor that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

5.10        Assignment. The rights under this Section 5 may be assigned by Investor to a transferee of Registrable Securities that is an Affiliate of Investor; provided, however, that any such transfer during the Lock-Up Period must comply with Section 4.1(b)(iv).

14

5.11        Termination of Registration Rights. The right to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 5.1 or 5.2 shall terminate upon such time when Rule 144 or another similar exemption under the Securities Act is continuously available during a three-month period for the sale of all Registrable Securities without limitation and without registration.

6.              Covenants.

6.1           D&O Insurance. For so long as any Investor Designee serves on the Board, the Company shall maintain a customary directors and officers liability insurance policy for each of its directors and officers with aggregate limits reasonably acceptable to the Board. The Company shall annually, within 120 days after the end of each fiscal year of the Company, deliver to Investor a certification that such insurance liability insurance policy remains in effect.

6.2           QSR Network. For so long as any Investor Designee serves on the Board, Investor shall use commercially reasonable efforts to introduce the Company to Investor’s network of quick service (“QSR”) locations. As part of this process, Investor shall facilitate introductions, participate in meetings, encourage such QSR locations to stock and sell the Company’s products and take such other actions reasonably requested by the Company from time to time in order to enable the Company to sell its products through and to this QSR network; provided, however, that Investor provides no assurances as to the volume or certainty of such sales, or whether any sales will be made at all. Within two Business Days after the date of this Agreement, Investor shall provide the Company’s management and the Board with an informal confidential list of QSR locations to which Investor reasonably believes it may be able to introduce the Company. The parties understand and agree that such list is neither a binding obligation to perform nor a guarantee of any contract, but rather an exercise to illustrate to the Company the potential of the QSR network.

6.3           Matters Requiring Investor Designee Approval. For so long as any Investor Designee serves on the Board, the Company hereby covenants and agrees that it shall not, without approval of the Board, which approval must include the affirmative vote of all Investor Designees then serving on the Board:

(a)            amend, alter, repeal or waive any provision of the articles of incorporation or bylaws or similar governance documents of the Company or any of the Company’s subsidiaries;

(b)           offer or sell any New Securities;

(c)            (i) create, or authorize the creation of, or issue, authorize the issuance of or change the terms of, any debt security, (ii) create any lien or security interest or incur debt, or (iii) permit any subsidiary of the Company to take any such action with respect to any debt security, lien, security interest or debt; provided, however, that this Section 6.3(c) shall not apply with respect to (A) any debt security, lien, security interest, debt outstanding or amounts payable under the Loan and Security Agreement, dated as of December 27, 2013, by and between Jones Soda Co. (USA) Inc., Jones Soda (Canada) Inc. and BFI Business Finance, as amended, modified or superseded from time to time in accordance with its terms and as approved by the Board (the “Line of Credit”), or (B) any purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar Persons arising or incurred in the ordinary course of business that have been approved by the Board;

15

(d)           effect, authorize or consent to a Change of Control Transaction;

(e)            change the strategy or principal lines of business of the Company or any subsidiary of the Company;

(f)            liquidate or dissolve the Company or acquiesce in the filing of, a petition in bankruptcy or similar proceeding;

(g)           commit to or make any expenditures in excess of $1,000,000 in one or a series of transactions, except for any amounts payable or paid down in connection with the Line of Credit; or

(h)           commit to do any of the foregoing.

6.4           Further Assurances. At any time or from time to time after the date of this Agreement, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

6.5           Right to Conduct Activities. The Company hereby agrees and acknowledges that Investor (together with its Affiliates, including SOL) has many investments, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently proposed to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, Investor (and its Affiliates) shall not be liable to the Company for any claim arising out of, or based upon (a) the investment by Investor (or its Affiliates) in any entity competitive with the Company, or (b) actions taken by any partner, officer, employee or other representative of Investor (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (i) Investor or its Affiliates from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (ii) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

7.              Miscellaneous.

7.1           Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

16

7.2           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.3           Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4           Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Any communication to Investor (including to any of Investor’s Affiliates subject to the terms hereof) or a Shareholder shall be sent to such Person at its email address, facsimile number or address as set forth on Schedule A (or at such other email address, facsimile number or address for such Person as specified in a notice given in accordance with this Section 7.4). Any communication to the Company shall be sent in accordance with the contact information set forth in the Company’s most recent filings with the SEC, addressed to the attention of the Chief Executive Officer.

7.5           Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (a) the Company, (b) Investor and (c) the holders of at least a majority of the Shares held by the Shareholders. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of any Shareholder (or group of Shareholders) hereunder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Shareholders hereunder, without also the written consent of such Shareholder (or, in the case of an adverse affect to the rights of a group of Shareholders, the holders of at least a majority of the Shares held by such group of Shareholders). Notwithstanding the foregoing, Schedule A may be amended by the Company from time to time in compliance with the terms of this Agreement without the consent of the other parties. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

7.6           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

17

7.7           Entire Agreement. This Agreement, the Purchase Agreement, the other documents and agreements delivered pursuant to the Purchase Agreement, and the Mutual Nondisclosure Agreement, dated as of April 22, 2019, between the parent company of Investor and the Company, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Term Sheet for Common Stock Financing of Jones Soda Co., dated as of June 7, 2019.

7.8           Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party to this Agreement shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions.

7.9           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SEATTLE AND COUNTY OF KING, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9(C).

18

7.10        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[SIGNATURE PAGE FOLLOWS]

19

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

JONES SODA CO.

By	/s/ Jennifer Cue
Name: Jennifer Cue
Title: President and Chief Executive Officer

INVESTOR:

HEAVENLY RX LTD.

By	/s/ Bradley Morris
Name: Bradley Morris
Title: Director

SHAREHOLDERS:

JENNIFER CUE

By	/s/ Jennifer Cue
Name: Jennifer Cue

ERIC CHASTAIN

By	/s/ Eric Chastain
Name: Eric Chastain

MICHAEL M. FLEMING

By	/s/ Michael M. Fleming
Name: Michael M. Fleming

[Signature Page to Investor Rights Agreement]

SCHEDULE A

INVESTOR AND SHAREHOLDER INFORMATION

INVESTOR:                    COMPANY SECURITIES OWNED AS OF JULY 11, 2019

Heavenly RX Ltd.                    15,000,000

1112 North Flagler Dr.

Fort Lauderdale, FL 33304

Attn: Mike Beedles / Steve Avalon

Email: mbeedles@heavenlyrx.com

SHAREHOLDERS:

Jennifer Cue                    3,069,648 (1)

66 S. Hanford St.

Suite 150

Seattle, WA 98134

(206) 624-3357

Eric Chastain                    374,695 (2)

66 S. Hanford St.

Suite 150

Seattle, WA 98134

(206) 624-3357

Michael M. Fleming                    408,536

66 S. Hanford St.

Suite 150

Seattle, WA 98134

(206) 624-3357

(1)	On March 23, 2018, Mrs. Cue purchased a $100,000 convertible subordinated promissory note of the Company, which accrues interest at a rate of 6.0% per annum with a four-year team and a conversion rate of $0.32 per share. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share. Ms. Cue may convert all or part of such convertible note into shares of common stock of the Company at any time on or prior to the maturity date of the convertible note. As of March 14, 2019, Ms. Cue has the ability to convert the note into 330,788 shares, which have been included in the amounts listed above.

(2)	On April 18, 2018, Mr. Chastain purchased a $10,000 convertible subordinated promissory note of the Company, which accrues interest at a rate of 6.0% per annum with a four-year team and a conversion rate of $0.32 per share. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share. Mr. Chastain may convert all or part of such convertible note into shares of common stock of the Company at any time on or prior to the maturity date of the convertible note. As of March 14, 2019, Mr. Chastain has the ability to convert the note into 32,945 shares, which have been included in the amounts listed above.

Exhibit 10.4

STANDSTILL AGREEMENT

(Heavenly RX)

This Standstill Agreement (this “Agreement”), dated as of July 11, 2019, is entered into by and between Jones Soda Co., a Washington corporation (the “Company”), and Heavenly RX Ltd., a British Columbia corporation (“Investor”).

RECITALS

WHEREAS, the Company and Investor are parties to that certain Securities Purchase Agreement, dated as of the date hereof (as such agreement may be amended, restated or modified from time to time, the “Purchase Agreement”), pursuant to which Investor will purchase from the Company (i) 15,000,000 shares (the “Shares”) of common stock of the Company, no par value (“Common Stock”), and (ii) a warrant (the “Warrant”) representing the right to acquire up to 15,000,000 shares of Common Stock, subject to adjustment as set forth in the Warrant;

WHEREAS, upon the closing of the transactions contemplated by the Purchase Agreement, Investor will own approximately 24.8% of the outstanding Common Stock; and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement, the Company and Investor desire to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.                  Definitions. For purposes of this Agreement:

1.1              “Agreement” has the meaning set forth in the Preamble.

1.2              “Affiliate” means, with respect to any Person, any other Person that is directly or indirectly controlled by such Person, where “control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For the sake of clarity, SOL Global Investments Corp., an Ontario corporation and a minority shareholder of Investor, shall not be deemed to be an Affiliate of Investor for purposes of this Agreement.

1.3              “Board” means the board of directors of the Company.

1.4              “Common Stock” has the meaning set forth in the Recitals.

1.5              “Company” has the meaning set forth in the Preamble.

1.6              “Exchange Act” has the meaning set forth in Section 2.2.

1.7              “Investor” has the meaning set forth in the Preamble.

1.8              “Investor Designees” has the meaning set forth in the Rights Agreement.

1.9              “Investor Group” means Investor and its Affiliates.

1.10          “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

1.11          “Purchase Agreement” has the meaning set forth in the Recitals.

1.12          “Representative” means, as to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, managing members, general partners, agents and consultants (including attorneys, financial advisors and accountants), solely in their capacity as representatives acting on the direction of and on behalf of such Person.

1.13          “Rights Agreement” means the Investor Rights Agreement, dated as of the date hereof, by and among the Company, Investor and the other existing shareholders of the Company signatories thereto, as such agreement may be amended, restated or modified from time to time.

1.14          “Shares” has the meaning set forth in the Recitals.

1.15          “Warrant” has the meaning set forth in the Recitals.

1.16          “Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of the Warrant in accordance with the terms of the Warrant.

2.                  Investor Group Covenants. Unless approved in advance in writing by the Board (acting by a simple majority not including any Investor Designees, each of whom shall abstain from any vote on the matter), no member of the Investor Group, nor any of their respective Representatives in their capacities as such, will (and Investor will cause each member of the Investor Group and their respective Representatives acting in such capacity not to), directly or indirectly, acting on behalf of themselves or in concert with the Company (or any of its Representatives in their capacities as such):

2.1              acquire (or propose or agree to acquire), of record or beneficially, on the open market or otherwise, by purchase or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, except for (a) the purchase of the Shares and the Warrant pursuant to the Purchase Agreement, (b) the purchase of the Warrant Shares pursuant to the exercise of the Warrant, or (c) as provided in Section 3 below;

2.2              make any statement or proposal to the Board or to any of the Company’s shareholders regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (a) any business combination, merger, tender offer, exchange offer, or similar transaction involving the Company or any of its subsidiaries; (b) any restructuring, recapitalization, liquidation, or similar transaction involving the Company or any of its subsidiaries; (c) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets; (d) any proposal to seek representation on the Board or otherwise seek to control or influence the management, Board, or policies of the Company; (e) make any request or proposal to waive, terminate, or amend the provisions of this Section 2; or (f) make any proposal, arrangement, or other statement that is inconsistent with the terms of this Section 2; provided, however, none of the foregoing shall limit or prevent the Investor Designees from serving as members of the Board in accordance with the Rights Agreement, including participation and consideration of matters properly brought before the Board;

2

2.3              instigate, encourage, or assist any third party (including forming a “group” (as defined in Rule 13d-5(b)(1) of the Exchange Act) with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in Section 2.2 above; or

2.4              take any action that would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the actions set forth in Section 2.2 above.

3.                  Exceptions to Investor Group Covenants. Notwithstanding anything to the contrary in this Agreement:

3.1              Investor shall be permitted (as an exception to the restrictions in Section 2) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of Common Stock equal to 50% of the Warrant Shares that have been purchased upon exercise of the Warrant as of such time; and

3.2              Investor shall be permitted (as an exception to the restrictions in Section 2) to exercise all of its rights, including its right of first offer, pursuant to the Rights Agreement, in full and without restriction.

4.                  Termination. This Agreement, including the restrictions set forth in Section 2, shall terminate and be of no further force and effect on the earlier to occur of (i) the two-year anniversary of the date of this Agreement and (ii) the date on which the Warrant is exercised in full in accordance with its terms. Upon termination, the Investor Group and their Representatives may acquire in the open market or otherwise additional shares of Common Stock or other securities of the Company in compliance with applicable state and federal laws.

5.                  Miscellaneous.

5.1              Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3

5.2              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5.3              Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.4              Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Any communication to Investor or the Company shall be sent in accordance with the contact information set forth below (or at such other contact information as specified in a notice given in accordance with this Section 5.4).

If to the Company:	Jones Soda Co. 66 S Hanford St., Suite 150 Seattle, WA 98134 Facsimile: (206) 624-6857 E-mail: finance@jonessoda.com Attention: Chief Executive Officer with a copy (which shall not constitute notice) to:

Summit Law Group, PLLC

315 Fifth Avenue S., Suite 1000

Seattle, WA 98104

Facsimile: (206) 676-7001

E-mail: andys@summitlaw.com and laurab@summitlaw.com

Attention: Andy Shawber and Laura Bertin

If to Investor:	Heavenly RX Ltd. Address: 1112 North Flagler Drive Fort Lauderdale, FL 33304 E-mail: mbeedles@heavenlyrx.com Attention: Mike Beedles / Steve Avalon with a copy (which shall not constitute notice) to:

4

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place

161 Bay Street, Suite 4310

Toronto, ON, Canada M5J 2S1

Email: Raymer.richard@dorsey.com; van.horn.jonathan@dorsey.com

Attention: Richard Raymer; Jonathan A. Van Horn

5.5              Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of each of the parties hereto.

5.6              Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.7              Entire Agreement. This Agreement, the Rights Agreement, the Purchase Agreement, the other documents and agreements delivered pursuant to the Purchase Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Term Sheet for Common Stock Financing of Jones Soda Co., dated as of June 7, 2019.

5.8              Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party to this Agreement shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions.

5.9              Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)               This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SEATTLE AND COUNTY OF KING, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5

(c)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9(C).

5.10          Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

JONES SODA CO.

By_/s/ Jennifer Cue____________________

Name: Jennifer Cue

Title: President and Chief Executive Officer

INVESTOR:

HEAVENLY RX LTD.

By_/s/ Bradley Morris__________________

Name: Bradley Morris

Title: Director

[Signature Page to Heavenly Standstill Agreement]

Exhibit 10.5

STANDSTILL AGREEMENT

(SOL Global Investments)

This Standstill Agreement (this “Agreement”), dated as of July 11, 2019, is entered into by and between Jones Soda Co., a Washington corporation (the “Company”), and SOL Global Investments Corp., an Ontario corporation (“Investor”).

RECITALS

WHEREAS, Investor currently owns approximately 4,066,048 shares of Common Stock of the Company (“Common Stock”), representing approximately 6.7% ownership interest in the Company;

WHEREAS, Investor is a minority shareholder of Heavenly RX Ltd., a British Columbia corporation (“Heavenly”), and Heavenly and the Company intend to enter into certain transactions, of which Investor shall be an indirect beneficiary as result of its minority ownership of Heavenly; and

WHEREAS, as an inducement to the Company to enter into the transactions with Heavenly, Investor desires to enter into this Agreement with the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.                  Definitions. For purposes of this Agreement:

1.1              “Agreement” has the meaning set forth in the Preamble.

1.2              “Affiliate” means, with respect to any Person, any other Person that is directly or indirectly controlled by such Person, where “control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For the sake of clarity, Heavenly shall not be deemed to be an Affiliate of Investor for purposes of this Agreement.

1.3              “Board” means the board of directors of the Company.

1.4              “Common Stock” has the meaning set forth in the Recitals.

1.5              “Company” has the meaning set forth in the Preamble.

1.6              “Exchange Act” has the meaning set forth in Section 2.2.

1.7              “Heavenly” has the meaning set forth in the Recitals.

1.8              “Investor” has the meaning set forth in the Preamble.

1.9              “Investor Group” means Investor and its Affiliates.

1.10          “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

1.11          “Representative” means, as to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, managing members, general partners, agents and consultants (including attorneys, financial advisors and accountants), solely in their capacity as representatives acting on the direction of and on behalf of such Person.

2.                  Investor Group Covenants. Unless approved in advance in writing by the Board (acting by a simple majority not including any director that is an interested party as determined by the Board in good faith with the advice of legal counsel, which may include any designees of Heavenly), each of whom shall abstain from any vote on the matter), no member of the Investor Group, nor any of their respective Representatives in their capacities as such, will (and Investor will cause each member of the Investor Group and their respective Representatives acting in such capacity not to), directly or indirectly, acting on behalf of themselves or in concert with the Company (or any of its Representatives in their capacities as such):

2.1              acquire (or propose or agree to acquire), of record or beneficially, on the open market or otherwise, by purchase or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, except as provided in Section 3 below;

2.2              make any statement or proposal to the Board or to any of the Company’s shareholders regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (a) any business combination, merger, tender offer, exchange offer, or similar transaction involving the Company or any of its subsidiaries; (b) any restructuring, recapitalization, liquidation, or similar transaction involving the Company or any of its subsidiaries; (c) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets; (d) any proposal to seek representation on the Board or otherwise seek to control or influence the management, Board, or policies of the Company; (e) make any request or proposal to waive, terminate, or amend the provisions of this Section 2; or (f) make any proposal, arrangement, or other statement that is inconsistent with the terms of this Section 2; provided, however, none of the foregoing shall limit or prevent any such Representative from serving as a member of the Board if appointed or elected, including participation and consideration of matters properly brought before the Board;

2.3              instigate, encourage, or assist any third party (including forming a “group” (as defined in Rule 13d-5(b)(1) of the Exchange Act) with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in Section 2.2 above; or

2

2.4              take any action that would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the actions set forth in Section 2.2 above.

3.                  Exceptions to Investor Group Covenants. Notwithstanding anything to the contrary in this Agreement:

3.1              Investor shall be permitted (as an exception to the restrictions in Section 2) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of Common Stock such that Investor’s aggregate ownership of Common Stock equals (but does not exceed) 9.99% of the Company’s outstanding Common Stock as of such time (on an outstanding basis and not on a fully diluted basis); and

3.2              Investor shall be permitted (as an exception to the restrictions in Section 2) to exercise all of its rights set forth in any written agreement it may enter into with the Company from time to time, if any, in full and without restriction.

4.                  Investor Group Acknowledgement. Investor acknowledges and agrees that the Company has not approved the Investor or any member of the Investor Group becoming an “acquiring person” as defined in RCW 23B.19.020(1) for purposes of RCW 23B.19.040(1)(a)(ii) or otherwise, and any approval given by the Company in connection therewith shall only apply to Heavenly and not to Investor nor to any Affiliates of Heavenly or Investor.

5.                  Termination. This Agreement, including the restrictions set forth in Section 2, shall terminate and be of no further force and effect on the earlier to occur of (i) the two-year anniversary of the date of this Agreement and (ii) the date on which the Warrant issued to Heavenly by the Company on the date hereof, which provides Heavenly with the right to purchase up to 15,000,000 shares of Common Stock, is exercised in full by Heavenly in accordance with its terms. Upon termination, the Investor Group and their Representatives may acquire in the open market or otherwise additional shares of Common Stock or other securities of the Company in compliance with applicable state and federal laws.

6.                  Miscellaneous.

6.1              Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3

6.3              Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4              Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Any communication to the Investor or the Company shall be sent in accordance with the contact information set forth below (or at such other contact information as specified in a notice given in accordance with this Section 6.4).

If to the Company:              Jones Soda Co.

66 S Hanford St., Suite 150

Seattle, WA 98134

Facsimile: (206) 624-6857

E-mail:        finance@jonessoda.com

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Summit Law Group, PLLC

315 Fifth Avenue S., Suite 1000

Seattle, WA 98104

Facsimile: (206) 676-7001

E-mail: andys@summitlaw.com and laurab@summitlaw.com

Attention: Andy Shawber and Laura Bertin

If to Investor:                      SOL Global Investments Corp.

Suite 301, 366 Bay Street
Toronto, ON,
Canada
M5H 4B2

Attention: Chief Executive Office and Chief Legal Officer

And

2300 E. Las Olas Blvd, 5th Floor
Fort Lauderdale, FL, 33301

Attention: Chief Executive Office and Chief Legal Officer

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

TD Canada Trust Tower

4

Brookfield Place

161 Bay Street, Suite 4310

Toronto, ON, Canada M5J 2S1

Email: Raymer.richard@dorsey.com; van.horn.jonathan@dorsey.com

Attention: Richard Raymer; Jonathan A. Van Horn

6.5              Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of each of the parties hereto.

6.6              Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.7              Entire Agreement. This Agreement, the Rights Agreement, the Purchase Agreement, the other documents and agreements delivered pursuant to the Purchase Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Term Sheet for Common Stock Financing of Jones Soda Co., dated as of June 7, 2019.

6.8              Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party to this Agreement shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions.

6.9              Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)               This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SEATTLE AND COUNTY OF KING, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5

(c)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9(C).

6.10          Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

JONES SODA CO.

By_/s/ Jennifer Cue____________________

Name: Jennifer Cue

Title: President and Chief Executive Officer

INVESTOR:

SOL GLOBAL INVESTMENTS CORP.

By _/s/_Andrew De Francesco_____________

Name: Andrew De Francesco

Title: Chairman

[Signature Page to SOL Standstill Agreement]

Exhibit 10.6

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated as of ____________________, is by and between Jones Soda Co., a Washington corporation (the “Company”), and _________________ (“Indemnitee”).

WHEREAS, Indemnitee is currently a director and/or officer of the Company, or the Company expects Indemnitee to join the Company as a director and/or an officer;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service, or continued service as a director and/or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s Articles of Incorporation or Bylaws (collectively, the “Constituent Documents”), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(e) below) to, Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the coverage, or continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to provide services, or continue to provide services, to the Company, the parties agree as follows:

1.              Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)            “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)            “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i)             any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the Company’s then outstanding Voting Securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii)            the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii)          during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(iv)          the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c)            “Claim” means:

(i)             any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or

(ii)            any inquiry, hearing or investigation that Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(d)            “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e)            “Expenses” means any and all expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)             “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.

(g)            “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, “Enterprise”) or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

2

(h)            “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)             “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(j)             “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(k)            “Standard of Conduct Determination” shall have the meaning ascribed to it in Section  9(b) below.

(l)             “Voting Securities” means any securities of the Company that vote generally in the election of directors.

(m)          “Washington Court” shall have the meaning ascribed to it in Section 9(e) below.

2.              Services to the Company. Indemnitee agrees to serve or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprise) and Indemnitee. Indemnitee specifically acknowledges that his or her employment with or service to the Company or any of its subsidiaries or Enterprise, as applicable, is at will and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries or Enterprise), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company’s Constituent Documents or Washington law. This Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Company or, at the request of the Company, of any of its subsidiaries or Enterprise, as provided in Section 12 hereof.

3.              Indemnification. Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Washington in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which Indemnitee is solely a witness.

3

4.              Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 30 days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense Advances, Indemnitee shall execute and deliver to the Company an undertaking (which shall be accepted without reference to Indemnitee’s ability to repay the Expense Advances), in the form attached hereto as Exhibit A, to repay any amounts paid, advanced, or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

5.              Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

6.              Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7.              Notification and Defense of Claims.

(a)            Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless and to the extent such failure materially prejudices the Company. If at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.

4

(b)            Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined upon the advice of counsel that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.

8.              Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below.

9.              Determination of Right to Indemnification.

(a)            Mandatory Indemnification; Indemnification as a Witness.

(i)             To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(ii)            To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b)            Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Washington law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

5

(i)             if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii)            if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 30 days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c)            Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within 30 days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section  8 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d)            Payment of Indemnification. If, in regard to any Losses:

(i)             Indemnitee shall be entitled to indemnification pursuant to Section 9(a);

(ii)            no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii)          Indemnitee has been determined or deemed pursuant to Section 9(b) or Section  9(c) to have satisfied the Standard of Conduct Determination,

then the Company shall pay to Indemnitee, within fifteen (15) days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

6

(e)            Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five (5) days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within twenty (20) days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the King County Superior Court of the State of Washington (“Washington Court”) to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

(f)             Presumptions and Defenses.

(i)             Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Washington Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii)            Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

7

(iii)          No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv)          Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v)            Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section  9(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with our without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 9(a)(i). The Company shall have the burden of proof to overcome this presumption.

10.           Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a)            indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i)             proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii)            where the Company has joined in or the Board has consented to the initiation of such proceedings,

(b)            indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law, including, without limitation, (i) in connection with a proceeding by or in the right of the Company in which Indemnitee was adjudged liable to the Company; or (ii) in connection with any other proceeding charging improper personal benefit to Indemnitee, whether or not involving action in Indemnitee’s official capacity, in which Indemnitee was adjudged liable on the basis that personal benefit was improperly received by Indemnitee;

(c)            indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

8

(d)            indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

11.           Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on Indemnitee without Indemnitee’s prior written consent.

12.           Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

13.           Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the Washington Business Corporation Act, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

14.           Liability Insurance. For the duration of Indemnitee’s service as a director or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

9

15.           No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

16.           Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17.           Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

18.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19.           Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20.           Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail:

(a)            if to Indemnitee, to the address set forth on the signature page hereto.

(b)            if to the Company, to:

Jones Soda Co.
66 South Hanford Street, Suite 150

Seattle, Washington 98134
Attn.: Corporate Secretary

10

Notice of change of address shall be effective only when given in accordance with this Section 20. All notices complying with this Section 20 shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

21.           Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Washington Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Washington Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive, and agree not to plead or make, any claim that the Washington Court lacks venue or that any such action or proceeding brought in the Washington Court has been brought in an improper or inconvenient forum.

22.           Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23.           Entire Agreement. This Agreement, together with the Other Indemnity Provisions, constitutes the entire agreement between the Company and Indemnitee with respect to the subject matter hereof and thereof and supersedes any prior indemnification agreement by and between the Company and Indemnitee in its entirety.

24.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

11

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JONES SODA CO.

By:
Name:
Title:

INDEMNITEE:

By:
Name:

Address:

Email:

12

EXHIBIT A

FORM OF UNDERTAKING TO REPAY ADVANCEMENT OF EXPENSES

[DATE]

Jones Soda Co.
Attn: Chief Executive Officer
66 South Hanford Street, Suite 150

Seattle, Washington 98134

Re: Undertaking to Repay Advancement of Expenses.

To whom it may concern:

This undertaking is being provided pursuant to that certain Indemnification Agreement, dated [DATE], by and between Jones Soda Co., a Washington corporation (the “Company”), and the undersigned as Indemnitee (the “Indemnification Agreement”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indemnification Agreement. Pursuant to the Indemnification Agreement, among other things, I am entitled to the advancement of Expenses paid or incurred in connection with Claims relating to Indemnifiable Events.

I have become subject to [DESCRIPTION OF PROCEEDING] (the Proceeding) based on [my status as [an officer/[TITLE OF OFFICER]/a director] of the Company/alleged actions or failures to act in my capacity as [an officer/[TITLE OF OFFICER]/a director] of the Company. [This undertaking also constitutes notice to the Company of the Proceeding pursuant to Section 7 of the Indemnification Agreement.] The following is a brief description of the [current status of the] Proceeding:

[DESCRIPTION OF PROCEEDING]

[Pursuant to Section 4 of the Indemnification Agreement, the Company can (a) pay such Expenses on my behalf, (b) advance funds in an amount sufficient to pay such Expenses, or (c) reimburse me for such Expenses.] [Pursuant to Section 4 of the Indemnification Agreement, I hereby request an Expense Advance in connection with the Proceeding. The Expenses for which advances are requested are as follows:]

[DESCRIPTION OF EXPENSES]

In connection with the request for Expense Advances [set out above/delivered to the Company separately on [DATE]], I hereby undertake to repay any amounts paid, advanced or reimbursed by the Company for such Expense Advances to the extent that it is ultimately determined that I am not entitled to indemnification under the Indemnification Agreement.

This undertaking shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the principles of conflicts of laws thereof.

Very truly yours,

13

Exhibit 99.1

Jones Soda Completes $9 Million Strategic Financing with SOL Global Portfolio Company HeavenlyRx

- New Capital to Drive Development of Existing Jones Portfolio, Along with Commercializing CBD-Infused Beverages –

SEATTLE, July 11, 2019 (GLOBE NEWSWIRE) -- Jones Soda Co. (the “Company”) (OTCQB: JSDA), a leader in the craft soda category known for its unique branding and authentic connection to its consumers, has completed a $9.0 million strategic financing with HeavenlyRx Ltd. (“HeavenlyRx”), a portfolio company of SOL Global Investments (“SOL Global”) focused on acquiring unique brands to sell CBD and hemp-infused products.

Under the terms of the agreement, HeavenlyRx purchased 15.0 million shares of Jones Soda at a price of $0.60 per share for a total of $9.0 million. The Company also issued HeavenlyRx a warrant with a 12-month term to purchase up to an additional 15.0 million shares at an exercise price of $0.78 per share, which provides Jones Soda the potential for an additional $11.7 million in capital.

Jones Soda plans to utilize the capital to further grow and enhance its existing beverage portfolio, along with pursuing the development of new extensions to Jones products, including the potential commercialization of CBD-infused beverages. In addition to providing capital for various product initiatives, HeavenlyRx will leverage its relationships with several thousand QSR locations, increasing the number of storefronts where Jones products are sold and bringing the Jones brand to more people across the country.

“Completing this funding with a strategic partner that has vast experience in the retail industry is a significant step forward for Jones Soda,” said Jennifer Cue, CEO of Jones Soda. “We believe that HeavenlyRx seeking out the Jones brand is a testament to our unique beverages that resonate well with consumers, and we expect their involvement will help accelerate future CBD-infused beverage brand development. We also believe this partnership will further bolster our product portfolio and significantly expand the network in which we sell our products, while maintaining the independent, rebellious and fun brand image that customers have come to love.”

As part of the strategic investment, HeavenlyRx has the right to designate two members of Jones Soda’s board of directors, which the Company expects to occur in the coming weeks.

HeavenlyRx has recommended industry veteran Paul Norman as one of the board designees. Norman is currently chairman and CEO of HeavenlyRx, where he is focused on developing a long-term strategic direction and growing the company’s brand portfolio. Previously, Norman spent over 30 years at the Kellogg Company, a multinational food manufacturing company, and most recently served as president of the company’s North American operations. During his multi-decade career at Kellogg, Norman led various transformation efforts through strategic portfolio innovation and management that resulted in long-term, profitable growth.

Jennifer continued: “It has continuously been our goal to expand our brand’s presence and bring our unique array of products to a larger customer base. We anticipate this strategic partnership will deliver the necessary capital and human resources to further grow our brand and meet those goals.”

About SOL Global Investments Corp.

SOL Global is an international investment company with a focus on, but not limited to, cannabis and cannabis related companies in legal U.S. states, the hemp and CBD marketplaces and the emerging European cannabis and hemp marketplaces. Its strategic investments and partnerships across cultivation, distribution and retail complement the company's R&D program with the University of Miami. It is this comprehensive approach that is positioning SOL Global as a future frontrunner in the United States' medical cannabis industry.

HeavenlyRx

SOL launched HeavenlyRx – a new international hemp focused portfolio company – to acquire a portfolio of battle tested and proven hemp/CBD companies, while also acquiring certain unique brands for which they believe CBD and hemp infused products could drastically change their growth.

About Jones Soda Co.

Headquartered in Seattle, Washington, Jones Soda Co.® (OTCQB: JSDA) markets and distributes premium beverages under the Jones® Soda and Lemoncocco® brands. A leader in the premium soda category, Jones Soda is made with pure cane sugar and other high-quality ingredients, and is known for packaging that incorporates ever-changing photos sent in from its consumers. Jones’ diverse product line offers something for everyone – pure cane sugar soda, zero-calorie soda and Lemoncocco non-carbonated premium refreshment. Jones is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. For more information, visit www.jonessoda.com or www.myjones.com or www.drinklemoncocco.com.

Forward-Looking Statements Disclosure

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Factors that could affect the Company's actual results include, among others: its ability to successfully execute on its growth strategies and operating plans for the future; the Company’s ability to effectively utilize the proceeds from the strategic financing; the Company’s ability to develop and introduce new products to satisfy customer preferences and respond to changes in consumer demand or market acceptance for its products; the Company’s ability to develop CBD-infused beverages; the Company’s ability to manage operating expenses and generate sufficient cash flow from operations; the Company’s ability to maintain and expand distribution arrangements with distributors, independent accounts, retailers or national retail accounts; consumer response to and market acceptance of the Company’s new products; competition in the Company’s industry, particularly from Coke and Pepsi as well as other producers of craft beverages; imposition of new taxes, including potential taxes on sugar-sweetened beverages; changes in pricing and SKUs of its products; its ability to maintain relationships with manufacturers of its products; its ability to maintain a consistent and cost-effective supply of raw materials and flavors; its ability to maintain brand image and product quality; its ability to attract, retain and motivate key personnel; fluctuations in freight and fuel costs; the impact of currency rate fluctuations; its ability to protect its intellectual property; the impact of future litigation; its ability to access the capital markets for any future equity financing, and any actual or perceived limitations by being traded on the OTCQB Marketplace. More information about factors that potentially could affect the Company’s operations or financial results is included in its most recent annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on March 22, 2019 and in the other reports filed with the SEC since that that date. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Cody Slach
Gateway Investor Relations
1-949-574-3860
JSDA@gatewayir.com